                             EXHIBIT 2.1












                       AGREEMENT AND PLAN OF MERGER

                                   AMONG

                     SHORELINE FINANCIAL CORPORATION,
                          A MICHIGAN CORPORATION,

                       SJS ACQUISITION CORPORATION,
                          A MICHIGAN CORPORATION,

                                    AND

                            SJS BANCORP, INC.,
                          A DELAWARE CORPORATION




                             November 6, 1996



















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                             TABLE OF CONTENTS
                                                                       PAGE

ARTICLE I - MERGER; CLOSING; EFFECTIVE TIME; DEFINITIONS . . . . . . . . .1
     1.1  THE CLOSING. . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.2  EFFECTIVE TIME OF THE MERGER . . . . . . . . . . . . . . . . . .1
     1.3  THE MERGER . . . . . . . . . . . . . . . . . . . . . . . . . . .1
     1.4  BANK CONSOLIDATION . . . . . . . . . . . . . . . . . . . . . . .2
     1.5  COMPANY LIQUIDATION. . . . . . . . . . . . . . . . . . . . . . .2
     1.6  REGULATORY AND STOCKHOLDER APPROVALS . . . . . . . . . . . . . .2
     1.7  CERTIFICATE OF INCORPORATION; BYLAWS . . . . . . . . . . . . . .2
     1.8  DIRECTORS AND OFFICERS . . . . . . . . . . . . . . . . . . . . .2
     1.9  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .2

ARTICLE II - MERGER CONSIDERATION; CONVERSION OF SHARES IN THE MERGER. . .4
     2.1  TERMS OF MERGER. . . . . . . . . . . . . . . . . . . . . . . . .4
     2.2  PAYMENT FOR SHARES . . . . . . . . . . . . . . . . . . . . . . .5
     2.3  PAYMENT FOR OPTIONS. . . . . . . . . . . . . . . . . . . . . . .6
     2.4  DISSENTING SHARES. . . . . . . . . . . . . . . . . . . . . . . .6

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMPANY. . . . . . . . . .6
     3.1  ORGANIZATION, STANDING, AND POWER. . . . . . . . . . . . . . . .6
     3.2  CAPITALIZATION . . . . . . . . . . . . . . . . . . . . . . . . .7
     3.3  SUBSIDIARIES . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.4  1996 FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES. . . . . . . .8
     3.5  AUTHORITY OF COMPANY . . . . . . . . . . . . . . . . . . . . . .8
     3.6  NO VIOLATION . . . . . . . . . . . . . . . . . . . . . . . . . .8
     3.7  NO CONSENT . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.8  INSURANCE. . . . . . . . . . . . . . . . . . . . . . . . . . . .9
     3.9  BOOKS AND RECORDS. . . . . . . . . . . . . . . . . . . . . . . .9
     3.10  TITLE TO ASSETS . . . . . . . . . . . . . . . . . . . . . . . .9
     3.11  CONDITION OF REAL PROPERTY. . . . . . . . . . . . . . . . . . 10
     3.12  REAL AND PERSONAL PROPERTY LEASES . . . . . . . . . . . . . . 10
     3.13  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.14  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     3.15  COMPLIANCE WITH LAWS AND REGULATIONS. . . . . . . . . . . . . 12
     3.16  PERFORMANCE OF OBLIGATIONS. . . . . . . . . . . . . . . . . . 13
     3.17  EMPLOYEES . . . . . . . . . . . . . . . . . . . . . . . . . . 13
     3.18  BROKERS AND FINDERS . . . . . . . . . . . . . . . . . . . . . 13
     3.19  MATERIAL CONTRACTS. . . . . . . . . . . . . . . . . . . . . . 13
     3.20  ABSENCE OF CERTAIN CHANGES. . . . . . . . . . . . . . . . . . 14
     3.21  LICENSES AND PERMITS. . . . . . . . . . . . . . . . . . . . . 15
     3.22  REGULATORY ACTION . . . . . . . . . . . . . . . . . . . . . . 15
     3.23  LOANS AND INVESTMENTS . . . . . . . . . . . . . . . . . . . . 16
     3.24  LOAN ORIGINATION AND SERVICING. . . . . . . . . . . . . . . . 16
     3.25  LOAN GUARANTEES . . . . . . . . . . . . . . . . . . . . . . . 16
     3.26  EMPLOYEE BENEFIT PLANS. . . . . . . . . . . . . . . . . . . . 16
     3.27  COMPANY SEC REPORTS . . . . . . . . . . . . . . . . . . . . . 18


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     3.28  ENVIRONMENTAL CONDITIONS. . . . . . . . . . . . . . . . . . . 18
     3.29  PROXY STATEMENT . . . . . . . . . . . . . . . . . . . . . . . 19
     3.30  INSIDER INTERESTS . . . . . . . . . . . . . . . . . . . . . . 20
     3.31  FAIRNESS OPINION. . . . . . . . . . . . . . . . . . . . . . . 20
     3.32  DUTIES AS FIDUCIARY . . . . . . . . . . . . . . . . . . . . . 20
     3.33  CHANGE IN BUSINESS RELATIONSHIPS. . . . . . . . . . . . . . . 20
     3.34  PUBLIC COMMUNICATIONS; SECURITIES OFFERING. . . . . . . . . . 20
     3.35  NO INSIDER TRADING. . . . . . . . . . . . . . . . . . . . . . 21
     3.36  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . . 21

ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIROR. . . . . . . . . 21
     4.1  ORGANIZATION AND QUALIFICATION . . . . . . . . . . . . . . . . 21
     4.2  AUTHORITY RELATIVE TO THIS AGREEMENT . . . . . . . . . . . . . 21
     4.3  NO CONFLICT OR VIOLATION . . . . . . . . . . . . . . . . . . . 21
     4.4  PROXY STATEMENT. . . . . . . . . . . . . . . . . . . . . . . . 22
     4.5  NECESSARY CAPITAL. . . . . . . . . . . . . . . . . . . . . . . 22
     4.6  COMPLIANCE WITH APPLICABLE LAW . . . . . . . . . . . . . . . . 22
     4.7  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . 22
     4.8  REGULATORY APPROVALS . . . . . . . . . . . . . . . . . . . . . 22
     4.9  NO FACT OR CONDITION, ETC. . . . . . . . . . . . . . . . . . . 22
     4.10  TRUE AND COMPLETE INFORMATION . . . . . . . . . . . . . . . . 23

ARTICLE V - ADDITIONAL COVENANTS AND AGREEMENTS. . . . . . . . . . . . . 23
     5.1  ACCESS TO INFORMATION. . . . . . . . . . . . . . . . . . . . . 23
     5.2  CONDUCT OF BUSINESS BY COMPANY . . . . . . . . . . . . . . . . 24
     5.3  REGULATORY MATTERS . . . . . . . . . . . . . . . . . . . . . . 26
     5.4  STOCKHOLDER APPROVAL . . . . . . . . . . . . . . . . . . . . . 27
     5.5  UPDATED FINANCIAL INFORMATION. . . . . . . . . . . . . . . . . 27
     5.6  ACQUISITION PROPOSALS. . . . . . . . . . . . . . . . . . . . . 27
     5.7  FURTHER ASSURANCES . . . . . . . . . . . . . . . . . . . . . . 27
     5.8  EMPLOYMENT AGREEMENTS. . . . . . . . . . . . . . . . . . . . . 27
     5.9  TREATMENT OF ESOP. . . . . . . . . . . . . . . . . . . . . . . 28
     5.10  CONDUCT OF BUSINESS . . . . . . . . . . . . . . . . . . . . . 28
     5.11  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . 28
     5.12  SUBSEQUENT DISCLOSURES. . . . . . . . . . . . . . . . . . . . 29
     5.13  WARN ACT. . . . . . . . . . . . . . . . . . . . . . . . . . . 29
     5.14  DISSENTING STOCKHOLDERS' APPRAISAL RIGHTS . . . . . . . . . . 29
     5.15  DATA PROCESSING AND RELATED CONTRACTS . . . . . . . . . . . . 29
     5.16  ENVIRONMENTAL INVESTIGATION . . . . . . . . . . . . . . . . . 29
     5.17  TAX RULING. . . . . . . . . . . . . . . . . . . . . . . . . . 30
     5.18  EMPLOYEE AGREEMENTS . . . . . . . . . . . . . . . . . . . . . 30

ARTICLE VI - CONDITIONS. . . . . . . . . . . . . . . . . . . . . . . . . 30
     6.1  CONDITIONS TO OBLIGATIONS OF ACQUIROR. . . . . . . . . . . . . 30
     6.2  CONDITIONS TO OBLIGATIONS OF COMPANY . . . . . . . . . . . . . 32

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ARTICLE VII - TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . 33
     7.1  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . . . . 33
     7.2  EFFECT OF TERMINATION. . . . . . . . . . . . . . . . . . . . . 34

ARTICLE VIII - GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.1  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . . 35
     8.2  WAIVER . . . . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.3  CHOICE OF LAW. . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.4  SPECIFIC ENFORCEMENT . . . . . . . . . . . . . . . . . . . . . 36
     8.5  JURISDICTION; VENUE; JURY. . . . . . . . . . . . . . . . . . . 36
     8.6  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . 36
     8.7  HEADINGS, ETC. . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.8  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . . . 36
     8.9  AMENDMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.10  NO ASSIGNMENT . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.11  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.12  EXPENSES. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.13  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.14  SURVIVAL. . . . . . . . . . . . . . . . . . . . . . . . . . . 37
     8.15  CALCULATION OF DATES AND DEADLINES. . . . . . . . . . . . . . 37

DEFINITIONS

1933 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1934 Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
1996 Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . .4
Acquiring Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33
Acquiror . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Acquiror Disclosure Statement. . . . . . . . . . . . . . . . . . . . . . 21
Acquiror Trigger Event . . . . . . . . . . . . . . . . . . . . . . . . . 34
Acquiror Triggering Events . . . . . . . . . . . . . . . . . . . . . . . 35
Acquiror's Bank. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Acquisition Proposal . . . . . . . . . . . . . . . . . . . . . . . . . . 27
Affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Affiliated Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Bank Consolidation . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Bank Consolidation Agreement . . . . . . . . . . . . . . . . . . . . . . .2
Banking Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
CERCLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Certificate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28

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Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Company Disclosure Statement . . . . . . . . . . . . . . . . . . . . . . .6
Company SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Company Triggering Event . . . . . . . . . . . . . . . . . . . . . . . . 35
Company-Related Person . . . . . . . . . . . . . . . . . . . . . . . . . 20
Company's Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
Company's Real Properties. . . . . . . . . . . . . . . . . . . . . . . . 10
Company's Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . .3
DGCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Employee Benefit Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 16
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Environmental Risk . . . . . . . . . . . . . . . . . . . . . . . . . . . 30
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
ESOP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
ESOP Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 28
Excess Parachute Payment . . . . . . . . . . . . . . . . . . . . . . . . 30
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
FDIC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Federal Reserve Board. . . . . . . . . . . . . . . . . . . . . . . . . . .2
FHLB of Indianapolis . . . . . . . . . . . . . . . . . . . . . . . . . . .3
FHLMC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
FIB. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Hazardous Substance. . . . . . . . . . . . . . . . . . . . . . . . . . . 18
HOLA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Immediate Family . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Incentive Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
IRS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Knowledge. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
MBCA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . .3
MergerSub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Non-Bank Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . . . .3
OTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
PBGC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Phase II and III Work. . . . . . . . . . . . . . . . . . . . . . . . . . 30
Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Recognition Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SAIF . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .4


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Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Subsequent Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
WARN Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29

EXHIBITS

    A     -    Company's Disclosure Statement. . . . . . . . . . . . . .A-1
    B     -    Acquiror's Disclosure Statement . . . . . . . . . . . . .B-1
    C     -    Form of Company's Counsel's Legal Opinion . . . . . . . .C-1
    D     -    Form of Acquiror's Counsel's Legal Opinion. . . . . . . .D-1
    E     -    Form of Definitive Employment Statement . . . . . . . . .E-1

                       AGREEMENT AND PLAN OF MERGER


     This AGREEMENT AND PLAN OF MERGER (the "AGREEMENT") is entered into on November 6, 1996, by and among SHORELINE FINANCIAL CORPORATION, a Michigan corporation ("ACQUIROR"), SJS ACQUISITION CORPORATION, a Michigan corporation that is a wholly-owned subsidiary of Acquiror ("MERGERSUB"), and SJS BANCORP, INC., a Delaware corporation ("COMPANY").

     Acquiror and Company desire to have MergerSub merge with and into Company upon the terms and subject to the conditions set forth in this Agreement (the "MERGER"). Company will be the surviving corporate entity in the Merger. The boards of directors of Acquiror, MergerSub, and Company have each duly approved this Agreement. Upon consummation of the Merger, Company will carry out its complete liquidation by merging with and into Acquiror (then its parent corporation, with Acquiror being the surviving corporation). Simultaneously, SJS Federal Savings Bank (the "BANK"), a wholly-owned subsidiary of Company, will consolidate with Acquiror's Bank ("ACQUIROR'S BANK"), a wholly-owned subsidiary of Acquiror.

     Capitalized terms appearing below have the meanings defined in this Agreement. References to articles, sections, and exhibits refer to other parts of this Agreement, unless otherwise indicated.

     In consideration of the premises and the mutual covenants, representations, warranties, and agreements contained in this Agreement, Acquiror and Company agree as follows:


         ARTICLE I - MERGER; CLOSING; EFFECTIVE TIME; DEFINITIONS

     Subject to the terms and conditions of this Agreement, the Merger shall be carried out in the following manner:

     1.1  THE CLOSING.  The Merger shall be consummated following the
"CLOSING."   The Closing shall be held at such time, date, and location as may be agreed by the parties. In the absence of such agreement, the Closing shall be held at the offices of Warner Norcross & Judd LLP, 900 Old Kent Building, 111 Lyon Street, N.W., Grand Rapids, Michigan, commencing at 11 a.m. on a date specified by either party upon 15 business days' notice after the last to occur of the following events: (i) receipt of all consents and approvals of government regulatory authorities legally required to consummate the Merger and the expiration of all statutory waiting periods; and (ii) adoption of this Agreement by Company's stockholders. Scheduling or commencing the Closing shall not, however, constitute a waiver of the conditions precedent of either Acquiror or Company as set forth in Article VI. Upon completion of the Closing, Company and MergerSub shall each execute and file the certificate of merger as required by the Delaware General Corporation Law ("DGCL") and the Michigan Business Corporation Act, as amended (the "MBCA"), to effect the Merger (the "CERTIFICATE OF MERGER").

     1.2 EFFECTIVE TIME OF THE MERGER. The Merger shall be consummated as promptly as possible following the Closing by filing the Certificate of Merger in the manner required by law. The "EFFECTIVE TIME" shall be as of the time and date to be specified in the Certificate of Merger, which shall be as soon as practicable following the Closing.

     1.3 THE MERGER. Subject to the terms and conditions of this Agreement, including the receipt of all requisite regulatory and stockholder approvals, Company and MergerSub shall consummate the Merger in which MergerSub shall be merged with and into Company and the separate corporate existence of MergerSub shall then cease. Company shall be the surviving corporation in the Merger and shall become a wholly-owned subsidiary of Acquiror. Company shall continue to be governed by the laws of the State of Delaware with all its rights, privileges, powers, and franchises unaffected by the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL and the MBCA in cases where the surviving corporation will be a Delaware corporation.

     1.4 BANK CONSOLIDATION. After the Effective Time, Acquiror intends to consolidate Bank and Acquiror's Bank into a single Michigan banking corporation where Acquiror's Bank will be the consolidated bank resulting from the transaction (the "BANK CONSOLIDATION"). The Bank Consolidation will be effected pursuant to a consolidation agreement (the "BANK CONSOLIDATION AGREEMENT"), in the form required by the Michigan Banking Code of 1969, as amended (the "BANKING CODE"), and by the HOLA, containing terms and conditions, not inconsistent with this Agreement, as determined by Acquiror's Bank. The Bank Consolidation shall only occur if the Merger is consummated, and it shall become effective immediately after the Effective Time or such later time as may be determined by Acquiror. In order to obtain the necessary regulatory approval for the Bank Consolidation to occur immediately after the Effective Time, Acquiror may request that Bank and Acquiror's Bank each execute and deliver the Bank Consolidation Agreement prior to the Effective Time. Regardless of when executed and delivered, the effectiveness of the Bank Consolidation Agreement shall be subject to Acquiror's action, in its capacity as the sole shareholder of Acquiror's Bank and of Bank, to approve the Bank Consolidation Agreement immediately after the Effective Time.

     1.5 COMPANY LIQUIDATION. Immediately following the Bank Consolidation, Acquiror shall contribute all of its common stock in Company (then a subsidiary of Acquiror) to the consolidated bank and Company shall adopt a plan of complete liquidation transferring all of its assets and liabilities to the consolidated bank and the separate corporate existence of Company shall then immediately cease.

     1.6 REGULATORY AND STOCKHOLDER APPROVALS. Company will cooperate in the preparation by Acquiror and Acquiror's Bank of the applications to the Board of Governors of the Federal Reserve System ("FEDERAL RESERVE BOARD"), the FDIC, the OTS, the Financial Institutions Bureau ("FIB"), and any other regulatory authorities as may be necessary in connection with all governmental approvals requisite to the consummation of the transactions contemplated by this Agreement. Acquiror and Company will each cooperate in the preparation of the applications, statements, or materials as may be required to be furnished to the stockholders of Company or filed or submitted to appropriate governmental agencies in connection with the Merger.

     1.7 CERTIFICATE OF INCORPORATION; BYLAWS. At the Effective Time, the Certificate of Incorporation and Bylaws of Company shall become the Certificate of Incorporation and Bylaws, respectively, of the surviving corporation.

     1.8 DIRECTORS AND OFFICERS. The directors and officers of MergerSub at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the surviving corporation until their successors have been duly elected or appointed in accordance with the Bylaws of the surviving corporation.

     1.9 DEFINITIONS. In addition to capitalized terms otherwise defined in this Agreement, the following capitalized terms shall have the meanings specified below:

          (a) "AFFILIATE" of, or a person "AFFILIATED" with, a specific person is a person that directly or indirectly, through one or more intermediaries (by virtue of legal or beneficial ownership, contractual rights, or otherwise) controls, or is controlled by, or is under common control with, the person specified;

          (b) "CERTIFICATE" means a stock certificate evidencing ownership of shares of Company Common Stock;

          (c) "CLOSING" means the satisfaction, performance, or waiver by the parties of all of the conditions set forth in Article VI, which shall take place as provided in Section 1.1 (THE CLOSING);

          (d)  "CODE" means the Internal Revenue Code of 1986, as amended;

          (e) "COMPANY COMMON STOCK" means the common stock, par value $0.01 per share, of Company;

          (f) "COMPANY'S SUBSIDIARIES" means Bank, Non-Bank Subsidiary, and any other person in which Company holds a direct or indirect equity interest of fifty-one percent (51%) or more;

          (g) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          (h) "ESOP" means the SJS Bancorp, Inc., Employee Stock Ownership Plan, as amended;

          (i) "EXCHANGE AGENT" means Acquiror's Bank, as agent for the purpose of effectuating the exchange of Certificates for the Merger Consideration in accordance with Article II;

          (j)  "FDIC" means the Federal Deposit Insurance Corporation;

          (k) "FHLB OF INDIANAPOLIS" means the Federal Home Loan Bank of Indianapolis;

          (l)   "FHLMC" means the Federal Home Loan Mortgage Corporation;

          (m)  "HOLA" means the federal Home Owners' Loan Act, as amended;

          (n) "IMMEDIATE FAMILY" means a person's spouse, parents, in-laws, children, and siblings;

          (o) "INCENTIVE PLAN" means the SJS Bancorp, Inc., 1996 Stock Option and Incentive Plan;

          (p)  "IRS" means the Internal Revenue Service;

          (q) "KNOWLEDGE" or "TO THE KNOWLEDGE OF" means to the actual knowledge of any senior executive officer of the party or the party's subsidiaries and of any current non-employee director of the party or the party's subsidiaries;

          (r) "MERGER CONSIDERATION" means the right to receive cash, in the amount of $27 per share, into which shares of Company Common Stock shall be converted pursuant to this Agreement upon the effectiveness of the Merger; if for any reason, between the date of this Agreement and the Effective Time, the number of shares of Company Common Stock outstanding or the number of unexercised Stock Options outstanding shall have been changed for any reason (whether or not a breach of this Agreement), then the amount of cash into which shares of Company Common Stock are to be converted shall be adjusted by multiplying $27 by a fraction, the numerator of which is (x) 917,622 plus (y) the number of Stock Options, and the denominator of which is (xx) the number of shares of Company Common Stock outstanding at the Effective Time plus (yy) the number of Stock Options, any other options, and any other rights to acquire Company Common Stock outstanding at the Effective Time.

          (s) "NON-BANK SUBSIDIARY" means SJS Financial Corporation, a Michigan corporation;

          (t) "OTS" means the Office of Thrift Supervision, an Office of the United States Department of the Treasury;

          (u)  "PBGC" means the Pension Benefit Guaranty Corporation;

          (v) "PERSON" (whether or not capitalized) means any individual, corporation, association, partnership, limited liability company, limited partnership, trust, joint venture, other legal entity, government or governmental department or agency;

          (w) "PROXY STATEMENT" means the proxy statement, including all amendments, supplements, and related materials to be used by Company in connection with the solicitation by its board of directors of proxies for use at the Stockholders' Meeting;

          (x) "RECOGNITION PLAN" means the SJS Bancorp, Inc., Management Recognition Plan;

          (y) "SAIF" means the Savings Association Insurance Fund administered by the FDIC;

          (z)  "SEC" means the Securities and Exchange Commission;

          (aa) "STOCKHOLDERS' MEETING" means the meeting of Company's stockholders, including all adjournments, properly called, noticed, and held for the purpose of considering adoption of this Agreement and approval of the Merger as required by the DGCL and Company's
     Certificate of Incorporation;

          (bb) "TRANSACTION DOCUMENT" collectively means the Proxy Statement and any other documents to be filed with the SEC, the Federal Reserve Board, the FDIC, the FIB, the State of Delaware, the State of Michigan, or any other governmental or regulatory agency in connection with the transactions contemplated by this Agreement.

          (cc)  "1933 ACT" means the Securities Act of 1933, as amended;

          (dd) "1934 ACT" means the Securities Exchange Act of 1934, as amended; and

          (ee) "1996 FINANCIAL STATEMENTS" means the audited consolidated financial statements of Company contained, or incorporated by reference, in Company's Annual Report on Form 10-KSB for the year ended June 30, 1996, as filed with the SEC.


   ARTICLE II - MERGER CONSIDERATION; CONVERSION OF SHARES IN THE MERGER

     2.1  TERMS OF MERGER.  Upon the Merger becoming effective:

          (a) COMPANY COMMON STOCK SHARES. At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time, other than Company Common Stock representing Dissenting Shares, and other than Company Common Stock owned by Acquiror and as provided in Subsection 2.1(b) (TREASURY SHARES) shall, IPSO FACTO and without any action on the part of any stockholder, become and be converted into the right to receive the Merger Consideration. Certificates representing outstanding Company Common Stock, other than those representing Dissenting Shares, shall, after the Effective Time, represent only the right to receive the Merger Consideration from Acquiror. Upon surrender to the Exchange Agent, in proper form for cancellation, of Certificates held of record by a holder of Company Common Stock, that holder shall be entitled to receive a check from the Exchange Agent in an appropriate amount of Merger Consideration for those shares. Until so presented and surrendered in exchange for the Merger Consideration, each Certificate which represented issued and outstanding Company Common Stock shall be deemed for all purposes to evidence only the right to receive the Merger Consideration. After the Effective Time, there shall be no transfer on the stock transfer books of Company of Company Common Stock. No interest shall accrue or be payable with respect to the Merger Consideration.

          (b) TREASURY SHARES. Each share of Company Common Stock issued and held by Company in its treasury or owned of record by Acquiror or any subsidiary of Acquiror on the Effective Time shall be canceled and retired and no securities shall be issuable and no cash paid with respect to those shares.

          (c) CONVERSION OF STOCK OPTIONS. Each option granted under the Incentive Plan issued and outstanding immediately prior to the Effective Time shall IPSO FACTO and without any action on the part of any option holder, become and be converted into the right to receive the difference between the Merger Consideration and the applicable option exercise price; provided that Company shall, at Acquiror's request, use its best efforts to enter into option termination agreements with the holders of the options pursuant to which Company may agree to pay to the holders the cash amount immediately prior to the Merger upon surrender and cancellation of their outstanding options.

          (d) CONVERSION OF MERGERSUB SHARES. Each share of common stock of MergerSub issued and outstanding on the Effective Time shall, IPSO FACTO and without any action on the part of Acquiror, continue as one share of the common stock of the surviving corporation. Outstanding certificates representing shares of common stock of MergerSub shall be deemed to represent an identical number of shares of common stock of the surviving corporation.

     2.2 PAYMENT FOR SHARES. Company's stockholders shall exchange their Certificates for the Merger Consideration in the following manner:

          (a) FUNDS AVAILABILITY. From time to time after the Effective Time, Acquiror shall make available or cause to be made available to the Exchange Agent amounts sufficient in the aggregate to provide all funds necessary for the Exchange Agent to make payments of the Merger Consideration to holders of Company Common Stock issued and outstanding immediately prior to the Effective Time.

          (b) TRANSMITTAL INSTRUCTIONS. Promptly after the Effective Time, Acquiror shall cause to be mailed to each person who was, at the Effective Time, a holder of record of issued and outstanding Company Common Stock a form (agreed to by Acquiror and Company) of letter of transmittal and instructions for use in effecting the surrender of the Certificates which, immediately prior to the Effective Time, represented the shares. Acquiror shall make these documents available for hand delivery at Bank and Acquiror's Bank.

          (c) SURRENDER OF CERTIFICATES. Upon surrender to the Exchange Agent of the Certificates (or affidavits of lost Certificates and indemnity bonds in such form as is acceptable to the Exchange Agent with respect to lost Certificates), together with the letter of transmittal, duly executed and completed in accordance with the related instructions, the Exchange Agent shall promptly cause to be paid to the persons entitled thereto a check in the amount to which the persons are entitled, after giving effect to any required tax withholdings.

          (d)  UNCERTIFICATED ESOP SHARES.  Payment of the Merger
     Consideration with respect to uncertificated shares of Company Common Stock (or fractional shares) held by the trustee of the ESOP shall be made to the trustee upon delivery to the Exchange Agent of documentation acceptable to Exchange Agent.

          (e) STOCK TRANSFERS. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of the payment that the Certificate so surrendered shall be properly endorsed or accompanied by an executed stock power, with a satisfactory signature guarantee, and shall be in proper form for transfer. A record holder requesting payment of the Merger Consideration to another person shall pay any transfer or other taxes required by reason of the requested transfer or establish to the satisfaction of Acquiror or the Exchange Agent that the tax has been paid or is not applicable.

          (f) UNCLAIMED CASH. One hundred eighty (180) days following the Effective Time, Acquiror shall be entitled to cause the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Exchange Agent which have not been disbursed to holders of Certificates formerly representing Company Common Stock outstanding at the Effective Time. Thereafter the holders shall be entitled to look to Acquiror only as general creditors with respect to the cash payable upon due surrender of their Certificates. The Exchange Agent shall also deliver to Acquiror a certified list of the names and addresses of all former registered holders of Company Common Stock who have not then surrendered their Certificates to receive the Merger Consideration to which they are entitled. Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to any holder of Certificates formerly representing the shares for any amount paid to a public official pursuant to any applicable abandoned property, escheat, or similar law.

          (g) EXCHANGE AGENT EXPENSES. Acquiror shall pay all charges and expenses, including those of the Exchange Agent, in connection with the payment of the Merger Consideration in exchange for Company Common Stock.

     2.3 PAYMENT FOR OPTIONS. If Company has not previously entered into agreements with all holders of options under the Incentive Plan and caused the surrender of the options prior to the Effective Time, within five (5) days after the Effective Time, Acquiror shall notify the remaining holders of options under the Incentive Plan of the procedure for receipt of payments for their unexercised options, which payments shall be made by Acquiror within ten (10) days after an option holder has surrendered all of his options to Acquiror. Acquiror shall also make available to Company sufficient funds to enable Company to consummate the termination of unexercised stock options, as contemplated by Subsection 2.1(c) (CONVERSION OF STOCK OPTIONS).

     2.4 DISSENTING SHARES. Any shares of Company Common Stock held by a holder who shall not have voted the shares in favor of the Merger and who shall have complied with the applicable procedures of Section 262 of the DGCL (if applicable) and becomes entitled to obtain payment for the appraised value of the shares pursuant to Section 262 of the DGCL (if applicable) shall be in this Agreement called "DISSENTING SHARES." Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to the rights as are afforded in respect of Dissenting Shares pursuant to the DGCL. All payments in respect of Dissenting Shares shall be from funds of Acquiror and not from the acquired assets of Company.

          ARTICLE III - REPRESENTATIONS AND WARRANTIES OF COMPANY

     Company represents and warrants to Acquiror that, except as otherwise set forth in the disclosure statement dated November 6, 1996, constituting Exhibit A (collectively, the "COMPANY DISCLOSURE STATEMENT"), which has been delivered to Acquiror prior to the execution of this Agreement:

     3.1  ORGANIZATION, STANDING, AND POWER.

          (a) COMPANY'S ORGANIZATION. Company is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware and is authorized by the OTS to be a savings and loan holding company. Company has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Company nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan. True and correct copies of Company's Certificate of Incorporation and Bylaws, including all amendments to the date of this Agreement, are contained in the Company Disclosure Statement.

          (b) BANK'S ORGANIZATION. Bank is duly organized and validly existing as a federally chartered stock savings bank under HOLA and is authorized by the OTS to conduct a savings and loan business. Bank is a member of the FHLB of Indianapolis, and its deposits are insured by the SAIF in the manner and to the extent provided by law. Bank has paid when due all deposit insurance assessments by the FDIC. Bank has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Bank nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan. True and correct copies of Bank's Charter and Bylaws, including all amendments to the date of this Agreement, are contained in the Company Disclosure Statement.

          (c) NON-BANK SUBSIDIARY'S ORGANIZATION. Non-Bank Subsidiary is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Michigan and is duly qualified or licensed as a foreign corporation in each other state or jurisdiction in which the ownership of property or the conduct of business requires licensing or qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole. Non-Bank Subsidiary has all requisite corporate power and authority to own, lease, and operate its respective properties and assets and to carry on its business as presently conducted. Non-Bank Subsidiary is engaged only in those activities which are permitted by the OTS. True and correct copies of the Articles of Incorporation and Bylaws of Non-Bank Subsidiary, including all amendments to the date of this Agreement, are contained in the Company Disclosure Statement.

          (d) OTHER ENTITIES. The Company Disclosure Statement contains a list of all legal entities that during the past three (3) years were formerly Affiliates of Company, together with a description of the disposition of the Affiliate.

     3.2  CAPITALIZATION.

          (a) COMPANY'S CAPITAL STOCK. The authorized capital stock of Company consists of 4,500,000 shares of Company Common Stock, par value $0.01 per share, of which 917,622 shares are issued and outstanding as of the date of this Agreement, and 2,000,000 shares of preferred stock, par value $0.01 per share, none of which is outstanding. All of the outstanding shares of Company Common Stock are validly issued, fully paid, and nonassessable. Except for stock options covering not more than 79,509 shares of Common Stock granted pursuant to the Incentive Plan (the "STOCK OPTIONS"), there are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock nor any securities convertible into the stock. Except as described in this Section, Company is not obligated to issue any additional shares of Company's capital stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock or any other securities convertible into Company's capital stock.

          (b) ISSUANCE OF SHARES. After the execution of this Agreement, the number of issued and outstanding shares of Company Common Stock is not subject to change before the Effective Time except for the exercise of the Stock Options.

          (c) VOTING RIGHTS. Other than the shares of Company Common Stock, neither Company nor any of Company's Subsidiaries have outstanding any security or issue of securities:

               (i) The holder or holders of which have the right to vote on the adoption of this Agreement or approval of the Merger; or

               (ii) Which entitle the holder or holders to consent to, or withhold consent on, the Merger or this Agreement.

          (d) BANK CAPITAL STOCK. The authorized capital stock of Bank consists of 4,500,000 shares of common stock, $0.01 par value each, of which 917,622 shares are issued and outstanding, and 2,000,000 shares of serial preferred stock, none of which is outstanding. All of the outstanding shares of Bank's common stock are validly issued, fully paid, and nonassessable and are owned by Company, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock nor any securities convertible into the stock and Bank is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock or any other securities convertible into Bank's common stock.

          (e) NON-BANK SUBSIDIARY CAPITAL STOCK. All of the outstanding shares of common stock of Non-Bank Subsidiary are validly issued, fully paid, and nonassessable and are owned by Bank, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Non-Bank Subsidiary's common stock nor any securities convertible into that stock. Non-Bank Subsidiary is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into Non-Bank Subsidiary's common stock.

     3.3 SUBSIDIARIES. Except for Bank and Non-Bank Subsidiary, and except for stock held in the FHLB of Indianapolis and MIMLIC Life Insurance Company, and equity interests obtained upon the exercise of creditors rights in the usual course of its business or held as collateral against extensions of credit or held in escrow for safekeeping, neither Company nor any of Company's Subsidiaries owns or holds, directly or indirectly, more than a five percent (5%) equity interest in any person.

     3.4  1996 FINANCIAL STATEMENTS; ABSENCE OF LIABILITIES.

          (a) FINANCIAL STATEMENTS. The Company Disclosure Statement contains copies of the 1996 Financial Statements of Company. The 1996 Financial Statements of Company: (i) fairly present the consolidated financial condition of Company and Company's Subsidiaries as of the respective dates indicated and its consolidated results of operations and the consolidated changes in its stockholders' equity and cash flows for the respective periods indicated; (ii) have been prepared in accordance with generally accepted accounting principles consistently applied for the periods indicated, except as otherwise noted; (iii) are based on the books and records of Company; and (iv) contain and reflect reserves for all material accrued liabilities as of the date of the statements and for all reasonably anticipated losses as of the date of the statements, including (but not limited to) adequate reserves for reasonably anticipated loan losses and losses upon disposition or sale of other real estate owned by Bank.

          (b) NO UNDISCLOSED LIABILITIES. Company does not know of any liabilities or obligations, either accrued or contingent, which are material to it and which have not been reflected or disclosed in the 1996 Financial Statements of Company other than liabilities and obligations incurred subsequent to June 30, 1996, in the ordinary course of business. Company does not know of any basis for the assertion against it of any liability, obligation, or claim (including, without limitation, that of any regulatory authority) that might result in or cause a material adverse change in the financial condition of Company which is not fairly reflected in the 1996 Financial Statements or in Company SEC Reports (including the accompanying financial statements thereto) filed with the SEC subsequent to the filing of Company's most recent Annual Report on Form 10-KSB.

     3.5 AUTHORITY OF COMPANY. Subject to the requisite adoption of this Agreement by the stockholders of Company, the execution, delivery, and performance by Company of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action on the part of Company. This Agreement is a valid and binding obligation of Company, enforceable in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

     3.6 NO VIOLATION. Neither the execution, delivery, and performance by Company of this Agreement, the consummation of the transactions contemplated in this Agreement, nor compliance by Company with any of the provisions of this Agreement, will:

          (a) CORPORATE DOCUMENTS. Conflict with or result in a breach of any provision of its Certificate of Incorporation or Bylaws;

          (b) MATERIAL CONTRACTS. Constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration, or any right to acquire any securities (other than the options currently outstanding under the Incentive Plan and shares of Company Common Stock currently outstanding but subject to restrictions under the Recognition Plan) or assets, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation to which Company or Company's Subsidiaries are a party, or by which Company or Company's Subsidiaries or any of their respective properties or assets are bound, if in any of those circumstances the event could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair Company's ability to perform its obligations under this Agreement; or

          (c) ORDERS AND INJUNCTIONS. Violate any order, writ, injunction, decree, statute, rule, or regulation applicable to Company or Company's Subsidiaries or any of their respective properties or assets, subject to receipt of the approvals described in Section 3.7 (NO CONSENT).

     3.7 NO CONSENT. No consent of, approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company or Company's Subsidiaries, and no consent of, approval of, or notice to or filing with any other person is required in connection with the execution, delivery, and performance by Company of this Agreement or the consummation by Company of the transactions contemplated by this Agreement, except:

          (a) STOCKHOLDER ADOPTION. The adoption of this Agreement and the transactions contemplated by this Agreement by the stockholders of Company;

          (b) REGULATORY APPROVALS. The approvals of the Federal Reserve Board, the FDIC, the OTS, the FIB, and any other governmental authorities having jurisdiction that are required by law or regulation to consummate the transactions contemplated by this Agreement.

     3.8 INSURANCE. Company and the Company's Subsidiaries have in full force and effect policies of insurance (including, without limitation, a blanket bond, fire, third-party liability, use and occupancy) with respect to their assets and business against the casualties and contingencies and in the amounts, types, and forms as are, in the reasonable opinion of management of Company, appropriate for their business, operations, properties, and assets. The Company Disclosure Statement contains a list of all policies of insurance carried and owned by Company and Company's Subsidiaries, showing the name of the insurance company, the nature of the coverage, the policy limit, the annual premiums, and the expiration dates. The Company Disclosure Statement contains a complete copy of each policy of insurance.

     3.9 BOOKS AND RECORDS. The minutes contained in corporate minute books and files of Company and each of Company's Subsidiaries (including former wholly owned Subsidiaries for all purposes of this Section) properly and accurately record in all material respects all actions actually taken by its shareholders, directors, and committees of directors. The books, accounts, and financial records of Company and each of Company's Subsidiaries reflect only actual transactions and have been maintained in all material respects in the usual and regular manner in accordance with good accounting practices and in compliance with all applicable laws and regulations.

     3.10 TITLE TO ASSETS. Company and Company's Subsidiaries have good, sufficient, and marketable title to all of their properties and assets, whether real, personal, or a combination thereof, reflected in their books and records as being owned (including those reflected in the consolidated balance sheet of Company and Company's Subsidiaries as of June 30, 1996, except as since disposed of in the ordinary course of business), free and clear of all liens and encumbrances, except:

          (a) REFLECTED ON BALANCE SHEET. As reflected on the consolidated balance sheet of Company and Company's Subsidiaries as of June 30, 1996, or the notes thereto;

          (b) NORMAL TO BUSINESS. Liens for current taxes not yet delinquent, and liens or encumbrances which are normal to the business of Company and Company's Subsidiaries and which are not material in relation to the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries; and

          (c) IMMATERIAL IMPERFECTIONS. Such imperfections of title, easements, and encumbrances, if any, as are not material in character, amount, or extent, and do not materially detract from the value, or materially interfere with the present use, of the properties subject thereto or affected thereby, or which would not otherwise be material to the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries.

     3.11 CONDITION OF REAL PROPERTY. With respect to each parcel of real property owned by Company and Company's Subsidiaries ("COMPANY'S REAL PROPERTIES"), to Company's knowledge:

          (a) NO ENCROACHMENTS. No building or improvement to Company's Real Properties encroaches on any easement or property owned by another person. No building or property owned by another person encroaches on Company's Real Properties or on any easement benefiting Company's Real Properties. None of the boundaries of Company's Real Properties deviates substantially from those shown on the survey of such property, if any, included with the Company Disclosure Statement or from what the boundaries appear to be through visual inspection. No claim of encroachment has been asserted by any person with respect to Company's Real Properties.

          (b) ZONING. Neither Company nor any of Company's Subsidiaries are in material violation of any zoning regulation, building restriction, restrictive covenant, ordinance, or other law, order, regulation, or requirement relating to Company's Real Properties.

          (c) BUILDINGS. All buildings and improvements to Company's Real Properties are in good condition (normal wear and tear excepted), are structurally sound and are not in need of material repairs, are fit for their intended purposes, and are adequately serviced by all utilities necessary for the effective operation of business as presently conducted at that location.

          (d) NO CONDEMNATION. None of Company's Real Properties are the subject of any condemnation action. There is, to the best of Company's knowledge, no proposal under active consideration by any public or governmental authority or entity to acquire Company's Real Properties for any governmental purpose.

     3.12 REAL AND PERSONAL PROPERTY LEASES. With respect to the leases and licenses pursuant to which Company or any of Company's Subsidiaries, as lessee or licensee, have possession of real or personal property
("COMPANY'S LEASES"):

          (a) BINDING AND VALID. To Company's knowledge, each of Company's Leases are valid, effective, and enforceable against the lessor or licensor in accordance with its terms.

          (b) NO DEFAULT. There is no existing default under any of Company's Leases or any event which with notice or lapse of time, or both, would constitute a default with respect to Company, any of Company's Subsidiaries, or any other party to the contract, which default would have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

          (c) ASSIGNMENT. None of Company's Leases contain a prohibition against assignment by Company or any of Company's Subsidiaries, by operation of law or otherwise, or any provision which would materially interfere with the possession or use of the property by Acquiror or its subsidiaries for the same purposes and upon the same rental and other terms following consummation of the Merger as are applicable to Company or Company's Subsidiaries, excepting from this representation any Company Lease which is not material to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

     3.13 LITIGATION. There is no private or governmental suit, claim, action, or proceeding (arbitral or otherwise) pending or, to the knowledge of Company, threatened against Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries involving a monetary claim in excess of $10,000 or a demand for equitable relief, or against any of their directors or officers relating to the performance of their duties in those capacities. There are no material judgments, decrees, stipulations, or orders against Company or Company's Subsidiaries enjoining them or any of their directors or officers in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

The Company Disclosure Statement contains summary reports of its attorneys, dated on or after June 30, 1996, on all pending litigation to which Company, Bank, or any of their directors or officers are a party and which names Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries as a defendant or cross-defendant and prays for damages or any other remedy or remedies that, if sustained, could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations under this Agreement or the ability of Bank to perform its obligations under the Bank Consolidation Agreement. During the last ten (10) years, neither Company nor any of Company's Subsidiaries have been named in any class action lawsuit, regardless of its outcome, or in any lawsuit or formal administrative proceeding alleging a material violation of any banking or thrift laws or regulations.

     3.14  TAXES.

          (a)  TAX RETURNS.   Company and Company's Subsidiaries have each
     filed all federal and foreign income tax returns, all state and local franchise and income tax, real and personal property tax, sales and use tax, premium tax, excise tax, and other tax returns of every character required to be filed by it and have paid all taxes, together with any interest and penalties owing in connection therewith, shown on the returns to be due in respect of the periods covered by the returns, other than taxes which are being contested in good faith and for which adequate reserves have been established.

          (b) PAYROLL TAXES. Company and Company's Subsidiaries have each filed all required payroll tax returns, have fulfilled all tax withholding obligations, and have paid over to the appropriate governmental authorities the proper amounts with respect to the foregoing.

          (c) TAX POSITIONS. The tax and audit positions taken by Company and Company's Subsidiaries in connection with the tax returns described in this Section 3.14 were reasonable and asserted in good faith.

          (d) TAX PROVISIONS. To Company's knowledge, adequate provision has been made in the books and records of Company and Company's Subsidiaries and, to the extent required by generally accepted accounting procedures, reflected in the 1996 Financial Statements of Company, for all tax liabilities, including interest or penalties, whether or not due and payable and whether or not disputed, with respect to any and all federal, foreign, state, local, and other taxes for the periods covered by the 1996 Financial Statements and for all prior periods.

          (e) CLOSED YEARS. The IRS has examined, or the statute of limitations has expired with respect to, the federal tax returns of Company and the Company's Subsidiaries (to the extent not filed as part of a consolidated return of Company) for all periods ending prior to and including June 30, 1989.

          (f)  EXTENSIONS; DEFICIENCIES.    The Company Disclosure
     Statement sets forth (a) the date or dates through which any foreign, state, local, or other taxing authority has examined any other tax returns of Company and Company's Subsidiaries; (b) a complete list of each year for which any federal, state, local, or foreign tax authority has obtained or has requested an extension of the statute of limitations from Company and Company's Subsidiaries and lists each tax case involving Company or Company's Subsidiaries currently pending in audit, at the administrative appeals level, or in litigation; and (c) the date and issuing authority of each statutory notice of deficiency, notice of proposed assessment, and revenue agent's report issued to Company and Company's Subsidiaries within the last twelve (12) months.

          (g) AUDITS. Neither the IRS nor any foreign, state, local, or other taxing authority has, during the past three (3) years, examined or is in the process of examining any federal, foreign, state, local, or other tax returns of Company or Company's Subsidiaries. To the knowledge of Company, neither the IRS nor any foreign, state, local, or other taxing authority is now asserting or threatening to assert any deficiency or claim for additional taxes (or interest thereon or penalties in connection therewith) except as set forth in the Company Disclosure Statement.

          (h) WITHHOLDING TAXES. All taxes which Company or Company's Subsidiaries have been required to collect or withhold (other than backup withholdings pursuant to Section 3406 of the Code) have been duly withheld or collected and, to the extent required, have been paid to the proper taxing authority. With respect to backup withholdings, Company and the Company's Subsidiaries have exercised the degree of care required under Section 6724 of the Code to avoid the imposition of any penalties for failure to obtain certified and correct taxpayer identification numbers from payees or for failure to make backup withholdings.

          (i) TAX ELECTIONS. The Company Disclosure Statement contains a complete list of all material tax elections made by Company and Company's Subsidiaries on any income tax return filed during the past five (5) years which have the effect of deferring the realization of an item of income to a period after the period for which the item of income was reported on Company or Company's Subsidiaries financial statements, or accelerating an item of deduction to a period prior to the period for which the corresponding item of loss or expense was reported on Company's or Company's Subsidiaries financial statements. Neither Company nor any of Company's Subsidiaries are a party to, or bound by, any tax indemnity, tax sharing, or tax allocation agreement other than as described in the Company Disclosure Statement.

          (j) NO TAX LIENS. There are no liens for taxes (other than for current taxes not yet due and payable) upon the assets of Company or Company's Subsidiaries.

          (k) AFFILIATED GROUP. Company has never been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code ("AFFILIATED GROUP"), other than as a common parent corporation, and Bank has never been a member of an Affiliated Group except where Company or Bank was the common parent of the Affiliated Group.

          (l) PARACHUTE PROVISIONS. Neither Company nor any of Company's Subsidiaries are a party to any current agreement, contract, arrangement, or plan that has resulted or would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code other than as may result from the acceleration of vesting under Company's Incentive Plan or Recognition Plan.

     3.15 COMPLIANCE WITH LAWS AND REGULATIONS. Neither Company nor any of Company's Subsidiaries are in default under or in breach of any law, ordinance, order, rule or regulation promulgated by any governmental agency having authority over it, including specifically, but not limited to all applicable federal and state laws, rules and regulations regulating the conduct of a savings and loan business, banking, securities, truth-in-lending, truth-in-savings, mortgage origination and servicing, usury, fair credit reporting, consumer protection, occupational safety, civil rights, employee protection, fair employment practices, fair labor standards, and insurance; and Environmental Laws (as defined in Subsection 3.28(b) (ENVIRONMENTAL LAWS)); except for violations that would not have a material adverse effect on the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries, taken as a whole. Company and Bank have complied in all material respects with all applicable laws and regulations governing the conversion of Bank from a federal mutual savings bank to a federal stock savings bank and the issuance of all of Bank's capital stock to Company.

     3.16 PERFORMANCE OF OBLIGATIONS. Company and the Company's Subsidiaries have performed in all respects all material obligations required to be performed by them to date and are not in default under or in breach of any term or provision of any covenant, contract, lease, loan servicing agreement or arrangement, indenture, or any other covenant to which they are a party, are subject, or are otherwise bound, and no event has occurred which, with the giving of notice or the passage of time or both, would constitute the default or breach, where the default or breach would have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole. Except for loans and leases made by Company or Company's Subsidiaries in the ordinary course of business and identified on its books and records as a non-performing or non-accrual credit, to the knowledge of Company, no party with whom Company or Company's Subsidiaries have an agreement which is of material importance to the financial condition, net income, business, properties, or operations of Company or Company's Subsidiaries are in default under that agreement.

     3.17 EMPLOYEES. There are no controversies pending or threatened between, or related to, Company, Bank, and any of their employees which could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations under this Agreement. Except as disclosed in the 1996 Financial Statements of Company, all material sums due for employee compensation and benefits have been duly and adequately paid or accrued on its books in accordance with generally accepted accounting principles. Neither Company nor any of Company's Subsidiaries are a party to any collective bargaining agreement with respect to any of its employees or any labor organization to which its employees or any of them belong.

     3.18 BROKERS AND FINDERS. Except for Company's agreement with The Chicago Corporation, a copy of which is contained in the Company Disclosure Statement, Company is not a party to any agreement with any broker, finder, or investment banker relating to the transactions contemplated by this Agreement, and neither the execution of this Agreement nor the consummation of the transactions provided for in this Agreement will result in any liability to any broker or finder.

     3.19 MATERIAL CONTRACTS. Except as contained or described in the Company Disclosure Statement, neither Company nor any of Company's Subsidiaries are a party to any agreement or understanding described below:

          (a) BORROWING COMMITMENTS. Any commitment made to Company or Company's Subsidiaries permitting it to borrow money, any letter of credit, any pledge, any security agreement, any lease (excluding leases of real property otherwise identified in the Company Disclosure Statement), any guarantee or any subordination agreement, or other similar or related type of understanding, involving an amount in excess of $50,000 as to which Company or Company's Subsidiaries are a debtor, pledgor, lessee, or obligor;

          (b) AGENCY RELATIONSHIPS. Any agreement or understanding dealing with advertising, brokerage, licensing, dealership, representative, or agency relationships in excess of $50,000;

          (c) BENEFIT PLANS. Any profit-sharing, group insurance, bonus, deferred compensation, stock option, severance pay, pension, retirement, or any other employee benefit plan or any plan, agreement, contract, authorization, or arrangement pursuant to which any person is or will become entitled to any benefit upon a change in control of Company or Company's Subsidiaries;

          (d) CORRESPONDENTS. Any written correspondent banking contracts;

          (e) ASSET TRANSACTIONS. Any agreement or understanding (i) for the sale of its assets in excess of $50,000 outside of the ordinary course of business; (ii) for the grant of any preferential right to purchase any of its assets, properties, or rights in excess of $50,000; or (iii) which requires the consent of any third party to the transfer and assignment of any assets, properties, or rights in excess of $50,000;

          (f) LONG-TERM CONTRACTS. Any agreement or understanding which obligates Company or Company's Subsidiaries for a period in excess of one year, which has a value in excess of $50,000, to purchase, sell, or provide services, materials, supplies, merchandise, facilities, or equipment and which is not terminable without penalty on not more than thirty (30) days' notice;

          (g) CAPITAL EXPENDITURES. Any agreement or understanding for any one capital expenditure or a series of capital expenditures, the aggregate amount of which is in excess of $50,000;

          (h) UNFUNDED LOAN COMMITMENTS. Any agreement or understanding entered into to make a loan not yet fully disbursed or funded as of June 30, 1996, to any person, wherein the undisbursed or unfunded amount exceeds $100,000;

          (i) AFFILIATE RELATIONSHIPS. Any agreement or understanding of any kind, except for deposit relationships or loans made prior to June 30, 1996, with any current director or officer of Company or Company's Subsidiaries or with any Affiliate or any member of the Immediate Family of any director or officer;

          (j) EMPLOYMENT AGREEMENTS. Any agreement or understanding for the employment of any officer or employee which is not by its terms, terminable by Company or Company's Subsidiaries without liability on not more than thirty (30) days' notice, including any employee manual or policy which may be construed under applicable law to grant employment rights or any agreement implied by law or any agreement providing for severance benefits;

          (k) TERMINABLE CONTRACTS. Any material agreement or understanding which would be terminable by any other party other than Company or Company's Subsidiaries as a result of the consummation of the transactions contemplated by this Agreement;

          (l) PARTICIPATION AGREEMENTS. Any loan participation agreement with any other person entered into subsequent to June 30, 1995, in excess of $50,000 and on the books at June 30, 1996; and

          (m) OTHER CONTRACTS. Any agreement or understanding not otherwise disclosed or excepted pursuant to this Section 3.19 which is material to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

     3.20 ABSENCE OF CERTAIN CHANGES. Since June 30, 1996, to the date of this Agreement, the businesses of Company and the Company's Subsidiaries have been conducted diligently and only in the ordinary course, in the same manner as theretofore conducted, and there have not been:

          (a) ADVERSE CHANGES. Any change in the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, which has been materially adverse;

          (b) CASUALTY LOSSES. Any damage, destruction, or loss (whether or not covered by insurance) individually or in the aggregate materially adversely affecting the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole;

          (c) MATERIAL CONTRACTS. Any material contract, agreement, license, or understanding which Company or Company's Subsidiaries have entered into or to which Company or Company's Subsidiaries are a party which has been terminated or amended other than in the ordinary course of business, which termination or amendment would have a materially adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole;

          (d) CAPITAL EXPENDITURES. Except for supplies or equipment purchased in the ordinary course of business, any capital expenditure exceeding individually or in the aggregate $50,000;

          (e) LABOR DISPUTES. Any labor trouble, dispute or problem of any character involving employees having a material adverse effect upon the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole;

          (f)  ACCOUNTING CHANGES.   Any change in accounting methods or
     practices by Company or Company's Subsidiaries, except as required by applicable governmental authorities or by generally accepted accounting principles;

          (g) WRITE-DOWNS. Any write-down in excess of $50,000 by Bank of any of its assets which are not reflected in Company's statement of financial condition as of June 30, 1996;

          (h) EMPLOYEE BENEFITS. Any increase in the salary schedule, compensation, rate, fee, or commission of Company or Bank employees, officers, or directors, or the declaration, commitment, or obligation of any kind for the payment by Company or Company's Subsidiaries of a bonus or other additional salary, compensation, fee, or commission to any person, except increases made in the ordinary course of business and consistent with past practices;

          (i) ASSET DISPOSITIONS. Any sale, assignment, or transfer of any material asset, or any interest in a material asset, except in the ordinary course of business;

          (j) MORTGAGES. Any mortgage, pledge, or encumbrance of any asset of Company other than liens for taxes not yet due, except in the ordinary course of business and except as set forth in Sections 3.10 (TITLE TO ASSETS) and 3.11 (CONDITION OF REAL PROPERTY);

          (k) WAIVERS. Any waiver or release of any material right or claim of Company or Company's Subsidiaries except in the ordinary course of business (including, but not limited to, loan, or lease collection actions); and

          (l) DISTRIBUTIONS. Any declaration, setting aside, or payment of any dividend or distribution with respect to Company Common Stock or the issuance of any shares of Company Common Stock or any other securities of Company, except for shares issued upon exercise of the options described in Subsection 3.2(a) (COMPANY'S CAPITAL STOCK).

     3.21 LICENSES AND PERMITS. Company and Company's Subsidiaries each hold all material licenses and permits required by federal, state, or local governmental authorities that are necessary for the conduct of its business, and the licenses and permits are in full force and effect, which are listed in the Company Disclosure Statement. Bank is an approved seller-servicer for FHLMC and each other mortgage investor identified in the Company Disclosure Statement and in that capacity holds all necessary permits, authorizations, or approvals of FHLMC necessary to carry on a mortgage banking business. To the knowledge of Company, the properties of Company and the Company's Subsidiaries are and have been maintained and conducted, in all material respects, in compliance with all applicable laws and regulations.

     3.22  REGULATORY ACTION.  Neither Company nor any of Company's
Subsidiaries:

          (a) GOVERNMENTAL INVESTIGATIONS. Have within the last five years been charged with, or to Company's knowledge are under governmental investigation with respect to, any actual or alleged violation of any statute, ordinance, rule, regulation, guideline, or standard except as disclosed in any report of examination; or

          (b) PROCEEDINGS. Is the subject of any pending or, to Company's knowledge, threatened proceeding by any regulatory authority having jurisdiction over its business, properties, or operations.

     3.23 LOANS AND INVESTMENTS. To the knowledge of Company, all loans and investments of Bank are legal and enforceable in accordance with their terms, except as may be limited by any bankruptcy, insolvency, moratorium, or other laws affecting creditors rights generally or by the exercise of judicial discretion, and each is authorized under applicable federal and state laws and regulations. No loans or investments held by Company or Company's Subsidiaries are as of June 30, 1996: (a) more than ninety (90) days past due with respect to any scheduled payment of principal or interest; (b) classified as "loss," "doubtful," "substandard," or "special mention" by any federal regulators or by Company's or Company's Subsidiaries' internal credit review system; (c) on a non-accrual status in accordance with Company's or Company's Subsidiaries' loan review procedures; or (d) "renegotiated loans," as that term is defined in Financial
Accounting Standard No. 15.

     3.24 LOAN ORIGINATION AND SERVICING. In originating, underwriting, servicing, purchasing, selling, transferring, and discharging loans, mortgages, land contracts, and other contractual obligations, either for its own account or for the account of others, Bank has complied with all applicable terms and conditions of such obligations and with all applicable laws, regulations, rules, contractual requirements, and procedures, except for incidents of noncompliance that would not, individually or in the aggregate, have a material effect on the financial condition, net income, business, or operations of Company or any of Company's Subsidiaries.

     3.25 LOAN GUARANTEES. To Company's knowledge, all guarantees of indebtedness owed to any of Company's Subsidiaries, including but not limited to those of the Federal Housing Administration, the Small Business Administration, and other state and federal agencies, are valid and enforceable, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting creditors' rights, and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies.

     3.26  EMPLOYEE BENEFIT PLANS.

          (a) PLAN DISCLOSURES. The Company Disclosure Statement contains a true and correct list of (i) every employee benefit plan within the meaning of Section 3(3) of ERISA maintained by Company or the Bank for any employee, or to which Company or the Bank is required to contribute pursuant to any collective bargaining agreement to which either of them is a party or by which either of them is bound; (ii) all written bonus, percentage compensation, stock purchase and stock option plans, to which Company or the Bank is a party or is subject;
     (iii) all group insurance programs in effect for employees of Company or the Bank not included in (i) above; and (iv) any other material bonus, profit-sharing, retirement, insurance, death, or other programs or plans not disclosed pursuant to (i), (ii) or (iii) above (each an "EMPLOYEE BENEFIT PLAN"). Company has furnished to Acquiror true and complete copies of all Employee Benefit Plans, as well as any summary plan description for each benefit plan and, if applicable, the most recent actuarial valuation for each benefit plan. All expenses associated with each Employee Benefit Plan which were incurred during the fiscal year ended June 30, 1996, have been accrued on the books of Company in accordance with generally accepted accounting principles and are reflected in the 1996 Financial Statements. All expenses associated with each Employee Benefit Plan which were incurred since June 30, 1996, have been accrued on the books of Company in accordance with generally accepted accounting principles.

          (b)  PENSION BENEFIT PLANS.    Each Employee Benefit Plan which
     is a pension benefit plan within the meaning of Section 3(2) of ERISA has been duly authorized and adopted by the Board of Directors of Company and/or the Bank. With respect to each such pension benefit plan, Company and/or the Bank is in material compliance with the requirements prescribed by all statutes, governmental or court orders, governmental rules or regulations currently in effect, including but not limited to ERISA and the Code, applicable to each such plan or arrangement. Subject to extensions of time for approval as permitted under Code Section 401(b) and applicable IRS announcements, each such pension benefit plan, which is intended to be a qualified plan under
     Section 401(a) of the Internal Revenue Code, and all trusts created thereunder, has been determined by the Internal Revenue Service to be a qualified plan under Section 401(a) and exempt from tax under
     Section 501(a) of the Code, respectively. All material government reports and filings required by law have been properly and timely filed and all information required to be distributed to plan participants or beneficiaries has been distributed. Minimum funding standards have been met for each year to which Section 302 of ERISA or
     Section 412 of the Code was applicable and no waiver of minimum funding standards has been requested for any year with regard to any such pension benefit plan. The present value of all accrued benefits under each plan did not, as of the latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits, based upon the actuarial assumptions currently used for the plan. To the knowledge of Company and/or the Bank no condition exists that could constitute grounds for termination of any such pension benefit plan under Section 4042 of ERISA. To the knowledge of Company and/or the Bank, no prohibited transaction (within the meaning of Section 4975 of the Code) or party-in-interest transaction (within the meaning of Section 406 of ERISA) has occurred or exists with respect to any Employee Benefit Plan which could subject any plan to liability under Sections 409 or 502 of ERISA or
     Section 4975 of the Code which would have a material adverse effect on the financial condition of Company and the Bank, taken as a whole, or which would adversely affect the qualified status of each plan. To the extent applicable, all costs of each Employee Benefit Plan have been provided for on the basis of consistent methods in accordance with sound actuarial assumptions and practices.

          (c) PLAN REPORTS. Company or the Bank has made available to Acquiror for each such pension benefit plan, where applicable: (i) a copy of the Form 5500 which was filed in each of the most recent three plan years, including, without limitation, all schedules thereto and all financial statements with attached opinions of independent accountants; (ii) the most recent determination letter from the IRS;
     (iii) the Statement of Assets and Liabilities as of the most recent valuation date; and (iv) the Statement of Changes in Fund Balance and Financial Position or the Statement of Changes in Net Assets Available for Benefits under each such plan for the most recently ended plan year. The documents referred to in clauses (iii) and (iv) fairly present the financial condition of each such plan as of such dates and the results of operations of each such plan.

          (d) WELFARE BENEFIT PLANS. With respect to any Employee Benefit Plan that is an "employee welfare plan" as defined in ERISA Section 3(l), and except as disclosed in the Company Disclosure Statement:
     (i) there are no retiree benefits provided or payable; (ii) each plan that is a "group health plan" (as defined in Code Section 5000(b)(1)) complies and in each case has complied in all respects with the applicable requirements of ERISA Sections 601 and 602, Code Section 162(k) (through December 31, 1988) and Code Sections 4980(B) (commencing on January 1, 1989); and (iii) subject to reasonable notice requirements that may exist within plans, each plan that covers current and former employees may be amended or terminated at any time by Company or its successor on or at any time after the Effective Time.

          (e) COMPLIANCE. Each employee welfare plan disclosed in the Company Disclosure Statement (i) has been duly adopted and maintained in all material respects in accordance with its respective provisions; and (ii) has complied and is in compliance in all material respects with the applicable provisions of law, including the requirements of ERISA, and the Code and the regulations promulgated thereunder by the IRS and the United States Department of Labor. With respect to each welfare plan, all material government reports and filings required by law have been properly and timely filed and all information required to be distributed to plan participants and beneficiaries has been distributed, and all contributions required thereunder have been made in a timely fashion.

          (f) MULTIEMPLOYER PLANS. No Employee Benefit Plan is a "multiemployer plan" within the meaning of Section 3(37)(A) of ERISA.

          (g) NO DEFINED BENEFIT PLANS. Since January 1, 1974, neither Company nor any of Company's Subsidiaries have been a sponsor of, or contributor to, a "defined benefit plan" within the meaning of Section 3(35) of ERISA with respect to its employees.

          (h) REQUIRED CONTRIBUTIONS. Company or the Bank has made when due all contributions required under any Employee Benefit Plan and under applicable laws and regulations.

          (i) PAYMENTS DUE. There are no payments which have become due from any Employee Benefit Plan, the trusts created thereunder, or from the Company or the Bank which have not been paid through normal administrative procedures to the plan participants or beneficiaries entitled thereto, except for claims for benefits for which administrative claims procedures under such plan have not been exhausted.

          (j) NO FUNDING DEFICIENCY. No Employee Benefit Plan which is intended to be a qualified plan under Section 401(a) of the Internal Revenue Code and no trust created thereunder has incurred, subsequent to June 30, 1974, an "accumulated funding deficiency" as defined in
     Section 412(a) of the Internal Revenue Code and Section 302 of ERISA (whether or not waived).

     3.27 COMPANY SEC REPORTS. Company has filed on a timely basis all proxy statements, reports, and other documents required to be filed by it under the 1934 Act after June 30, 1996 (collectively, the "COMPANY SEC REPORTS"). The Company Disclosure Statement contains copies of Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 1996, and all quarterly and periodic reports and proxy statements filed under the 1934 Act by Company after that date, each as filed with the SEC. Each Company SEC Report was in substantial compliance with the requirements of its respective report form and did not, on the date of filing or as subsequently amended, as applicable, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.28  ENVIRONMENTAL CONDITIONS.

          (a) HAZARDOUS SUBSTANCES. For purposes of this Agreement, "HAZARDOUS SUBSTANCE" has the meaning set forth in Section 9601 of the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C.A. <Section> 9601, et seq. ("CERCLA"), and also includes any substance regulated by or subject to any Environmental Law (as defined below), and any other pollutant, contaminant, or waste, including, without limitation, petroleum, asbestos, radon, and polychlorinated biphenyls.

          (b) ENVIRONMENTAL LAWS. For purposes of this Agreement, "ENVIRONMENTAL LAWS" means all laws (civil or common), ordinances, rules, regulations, guidelines, and orders that: (i) regulate air, water, soil, or solid waste management, including the generation, release, containment, storage, handling, transportation, disposal, or management of Hazardous Substances; (ii) regulate or prescribe requirements for air, water, or soil quality; (iii) are intended to protect public health or the environment; or (iv) establish liability for the investigation, removal, or cleanup of, or damage caused by, any Hazardous Substance.

          (c) OWNED OR OPERATED PROPERTY. With respect to: (1) the real estate owned or leased by Company or any of Company's Subsidiaries or used in the conduct of their businesses; (2) other real estate acquired by Company's Subsidiaries in satisfaction of a debt previously contracted; (3) real estate held and administered in trust by any of Company's Subsidiaries; and (4) to Company's knowledge, any real estate formerly owned or leased by Company or any of Company's Subsidiaries (for purposes of this Section, properties described in any of (1) through (4) are collectively referred to as "PREMISES"):

               (i) CONSTRUCTION AND CONTENT. To Company's knowledge, none of the Premises are constructed of, or contain as a component part, any material which (either in its present form or as it may reasonably be expected to change through aging or normal use) releases or may release any substance, whether gaseous, liquid, or solid, that is a Hazardous Substance or is known to be (either by single exposure or by repeated or prolonged exposure) injurious or hazardous to the health of persons occupying the Premises at levels determined to be dangerous to human health.

               (ii) USES OF PREMISES. To Company's knowledge, no part of the Premises have been used for the generation, manufacture, handling, storage, disposal, or management of Hazardous
          Substances.

               (iii) UNDERGROUND STORAGE TANKS. To Company's knowledge, the Premises do not contain, and have never contained, any underground storage tanks. With respect to any underground storage tank that is listed in the Company Disclosure Statement as an exception to the foregoing, to Company's knowledge, each such underground storage tank presently or previously located on Premises are or has been maintained or removed, as applicable, in compliance with all applicable Environmental Laws, and has not been the source of any release of a Hazardous Substance to the environment which has not been remediated.

               (iv) ABSENCE OF CONTAMINATION. To Company's knowledge, the Premises do not contain, and are not contaminated by, a Hazardous Substance in a quantity which under applicable laws and regulations would require Company to clean-up the contamination or to file a report with any governmental agency giving notice of the contamination.

               (v) ENVIRONMENTAL SUITS AND PROCEEDINGS. There is no action, suit, investigation, liability, inquiry, or other proceeding, ruling, order, notice of potential liability, or citation against Company, any of Company's Subsidiaries, or any of Company's Real Properties pending, or to Company's knowledge threatened, or previously asserted under, or as a result of any actual or alleged failure to comply with any requirement of, any Environmental Law. Without limiting the generality of this Section, there is no basis for any claim against Company, any of Company's Subsidiaries, or any of their respective properties or assets under Section 107 of CERCLA or any similar provision of any other Environmental Law.

          (d) LOAN PORTFOLIO. With respect to any real estate securing any outstanding loan or related security interest and any owned real estate acquired in full or partial satisfaction of a debt previously contracted, to Company's knowledge:

               (i) INVESTIGATION. Company and each of Company's Subsidiaries have complied in all material respects with any policies adopted by their respective boards of directors (as such policies may have been in effect from time to time and as disclosed in the Company Disclosure Statement), and all applicable laws and regulations, concerning the investigation of each such property to determine whether or not there exists or is reasonably likely to exist any Hazardous Substance on, in, or under such property and whether or not a release of a Hazardous Substance has occurred at or from such property.

               (ii) NO KNOWN CONTAMINATION. No such property contains or is contaminated by any quantity of any Hazardous Substance from any source.

     3.29  PROXY STATEMENT.

          (a) ACCURATE INFORMATION. None of the information to be supplied by Company for inclusion, or included, in any Transaction Document will:

               (i) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (1) at the respective times such Transaction Documents are filed; and (2) with respect to the Proxy Statement, when it is mailed.

               (ii) With respect to the Proxy Statement, as it may be amended or supplemented, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting.

          (b) COMPLIANCE OF FILINGS. All documents which Company is responsible for filing with any regulatory agency in connection with the Merger will comply as to form in all material respects with the provisions of applicable law.

     3.30 INSIDER INTERESTS. For purposes of this Agreement, the term "COMPANY-RELATED PERSON" shall mean any director or executive officer of Company or any of Company's Subsidiaries, their spouses and children, any person who is a member of the same household as such persons, and any corporation, partnership, proprietorship, trust, or other entity of which any such persons, alone or together, have Control.

          (a) INSIDER LOANS. No Company-Related Person has any loan, credit, or other contractual arrangement outstanding with Company or Company's Subsidiaries which does not conform to applicable rules and regulations of the OTS or the Federal Reserve Board.

          (b) CONTROL OF MATERIAL ASSETS. Other than in a capacity as a shareholder, director, or executive officer of Company or any of Company's Subsidiaries, no Company-Related Person owns or controls any material assets or properties which are used in the business of Company or any of Company's Subsidiaries.

          (c) CONTRACTUAL RELATIONSHIPS. Other than ordinary and customary banking relationships, no Company-Related Person has any contractual relationship with Company or any of Company's
     Subsidiaries.

          (d) LOAN RELATIONSHIPS. No Company-Related Person has any outstanding loan or loan commitment from, or on whose behalf an irrevocable letter of credit has been issued by, Company or any of Company's Subsidiaries in a principal amount of $10,000 or more.

     3.31 FAIRNESS OPINION. The board of directors of Company has received the written opinion of The Chicago Corporation, to the effect that the Merger Consideration to be received by stockholders of Company in the Merger is fair to the stockholders from a financial point of view, and the opinion has not been withdrawn, modified, or revoked.

     3.32 DUTIES AS FIDUCIARY. Bank has performed all of its duties in any capacity as custodian, escrow agent, receiver, or other fiduciary in a fashion that complies in all material respects with all applicable laws, regulations, orders, agreements, wills, instruments, and common law standards. Bank has not received notice of any claim, allegation, or complaint from any person that Bank failed to perform these fiduciary duties in the required manner.

     3.33 CHANGE IN BUSINESS RELATIONSHIPS. Neither Company nor any of Company's Subsidiaries has notice, whether on account of the Merger or otherwise, that (i) any customer, agent, representative, or supplier of Company or any of Company's Subsidiaries intends to discontinue, diminish, or change its relationship with Company or any of Company's Subsidiaries, the effect of which would be material to the business of Company or any of Company's Subsidiaries; or (ii) any executive officer of Company or any of Company's Subsidiaries intends to terminate his or her employment.

     3.34 PUBLIC COMMUNICATIONS; SECURITIES OFFERING. No annual report, quarterly report, proxy material, press release, or other communication previously sent or released by Company or any of Company's Subsidiaries to Company's shareholders or the public was false or misleading with respect to any material fact, or omitted to state any material fact necessary to make the statements therein not misleading.

     3.35 NO INSIDER TRADING. Company has reviewed its stock transfer records since January 1, 1996, and has questioned its directors and executive officers concerning known stock transfers since that date. Based upon that investigation, to Company's knowledge: (i) no director or officer of Company or any of Company's Subsidiaries; (ii) no person related to any such director or officer by blood or marriage and residing in the same household; and (iii) no person knowingly provided material nonpublic information by any one or more of these persons has purchased or sold, or caused to be purchased or sold, any shares of Company Common Stock during any period when Company was in possession of material nonpublic information or in violation of any applicable provision of the 1934 Act.

     3.36 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Company in connection with this Agreement, including the Company Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


          ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF ACQUIROR

     Acquiror represents and warrants to Company that, except as otherwise set forth in the disclosure statement dated November 6, 1996, constituting Exhibit B (collectively, the "ACQUIROR DISCLOSURE STATEMENT"), which has been delivered to Company prior to the execution of this Agreement:

     4.1 ORGANIZATION AND QUALIFICATION. Acquiror and MergerSub are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan. Acquiror's Bank is a Michigan banking corporation duly organized, validly existing, and in good standing under the Banking Code. Acquiror's Bank is regulated by the FDIC and its deposits are primarily insured by the Bank Insurance Fund in the manner and to the extent provided by law. Neither the scope of the business of Acquiror or of Acquiror's Bank nor the location of any of their respective properties requires that either of them be licensed to do business in any jurisdiction other than the State of Michigan. MergerSub has no material assets, has never conducted any business activities, and is not a party to any contract, agreement, or understanding other than this Agreement.

     4.2 AUTHORITY RELATIVE TO THIS AGREEMENT. Acquiror and MergerSub each have full corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transaction contemplated by this Agreement, subject to any governmental approvals required by law. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized and approved by the boards of directors of Acquiror and MergerSub. No other corporate proceedings on the part of Acquiror or MergerSub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Acquiror and MergerSub and constitutes the valid and binding agreement of Acquiror and MergerSub, enforceable against either of them in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

     4.3 NO CONFLICT OR VIOLATION. Neither the execution nor delivery of this Agreement nor the consummation by Acquiror and MergerSub of the transactions contemplated by this Agreement nor the compliance with and fulfillment of the terms and provisions of this Agreement by Acquiror and MergerSub will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under:

          (a) CORPORATE DOCUMENTS. The Articles of Incorporation or Bylaws of Acquiror or MergerSub;

          (b) MATERIAL AGREEMENTS. Any material agreement or instrument to which Acquiror or Acquiror's Bank is a party or by which either of them is bound; or

          (c) ORDERS; LIENS. Any material order, judgment, or decree to which Acquiror or Acquiror's Bank is subject, or result in the creation of any material lien, charge, or encumbrance on any of their respective properties.

     4.4  PROXY STATEMENT.

          (a) ACCURATE INFORMATION. None of the information to be supplied by Acquiror for inclusion, or included, in any Transaction Document will:

               (i) Be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading (1) at the respective times such Transaction Documents are filed; and (2) with respect to the Proxy Statement, when it is mailed.

               (ii) With respect to the Proxy Statement, as it may be amended or supplemented, at the time of the Stockholders' Meeting, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Stockholders' Meeting.

          (b) COMPLIANCE OF FILINGS. All documents that Acquiror is responsible for filing with any regulatory agency in connection with the Merger or the Bank Consolidation will comply as to form in all material respects with the provisions of applicable law.

     4.5 NECESSARY CAPITAL. Based on the financial condition of Company as reflected in the 1996 Financial Statements, Acquiror has the necessary capital required by the regulations of the Federal Reserve Board and FDIC to consummate the transactions contemplated by this Agreement.

     4.6 COMPLIANCE WITH APPLICABLE LAW. Acquiror and Acquiror's Bank each holds all material licenses, franchises, permits, and authorizations necessary for the lawful conduct of its business, the lack of which would prevent Acquiror from obtaining regulatory approval to consummate the Merger. Acquiror and Acquiror's Bank has each complied with, and is not in material default under, any applicable law, statute, order, rule, regulation, policy, and/or guideline of any federal, state, or local governmental authority the violation of which would prevent Acquiror from obtaining regulatory approval to consummate the Merger. Neither Acquiror nor Acquiror's Bank has received notice of a violation of, and does not know of any violation of, any applicable law, statute, order, rule, regulation, policy, and/or guideline of any federal, state, or local governmental authority the violation of which would prevent Acquiror from obtaining regulatory approval to consummate the Merger.

     4.7 LITIGATION. There is no private or governmental suit, claim, action, or proceeding pending or threatened, or which reasonably should be expected to be commenced, against Acquiror, its subsidiaries or against any of their directors or officers that would impair the ability of Acquiror to perform its obligations under this Agreement.

     4.8 REGULATORY APPROVALS. Acquiror does not know of any circumstances which would prevent it or Company from obtaining approval of the Federal Reserve Board, the FDIC, the OTS, or the FIB of the transactions contemplated by this Agreement, except for their customary review of competitive effects of the Merger under applicable laws and regulations.

     4.9 NO FACT OR CONDITION, ETC. To the knowledge of Acquiror, no fact or condition exists which Acquiror has reason to believe will prevent it from obtaining all governmental consents and approvals required to consummate the Merger or the Bank Consolidation.

     4.10 TRUE AND COMPLETE INFORMATION. No schedule, statement, list, certificate, or other information furnished or to be furnished by Acquiror in connection with this Agreement, including the Acquiror Disclosure Statement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they are made, not misleading.


              ARTICLE V - ADDITIONAL COVENANTS AND AGREEMENTS

     Subject to the terms and conditions of this Agreement, Company and Acquiror further agree that:

     5.1  ACCESS TO INFORMATION.

          (a) PERMITTED INVESTIGATION. Between the date of this Agreement and the Effective Time, Company will afford, and will cause Bank to afford, to the officers, accountants, attorneys, and authorized representatives of Acquiror and Acquiror's Bank reasonable access during normal business hours to the banking offices, personnel, advisors, consultants, properties, examination reports (subject to regulatory approval), contracts, commitments, books and records of Company and Company's Subsidiaries, whether the documents are located on the premises of Company or elsewhere. Company shall furnish Acquiror and Acquiror's Bank with all the statements (financial and otherwise), records, examination reports (to the extent permitted or authorized by the OTS), and original documents or copies, and other information concerning the business and affairs of Company and the Company's Subsidiaries as Acquiror or Acquiror's Bank shall from time to time reasonably request. Company further agrees to cause its accountants, attorneys, and other persons as the parties may agree upon to fully cooperate with Acquiror and Acquiror's Bank and its representatives in connection with the right of access granted in this Agreement.

          (b) CONFIDENTIALITY. All information and documents to which Acquiror or Acquiror's Bank is given access pursuant hereto shall be subject to the Confidentiality Agreement executed between the parties dated August 2, 1996. All information furnished by Company or Company's Subsidiaries to Acquiror or Acquiror's Bank pursuant hereto shall be treated as the sole property of Company or Company's Subsidiaries until consummation of the Merger contemplated by this Agreement and, if the Merger shall not occur, Acquiror and Acquiror's Bank shall return to Company or Company's Subsidiaries all documents or other materials containing, reflecting, or referring to this information, shall use its best efforts to keep confidential all of this information, and shall not directly or indirectly use this information for any competitive or other commercial purpose. The obligation to keep this information confidential shall continue for five (5) years from the date the proposed Merger is abandoned, but shall not apply to:

               (i) Any information which was already in the possession of Acquiror or Acquiror's Bank prior to its disclosure by Company or Company's Subsidiaries, information which was then generally known to the public, information which became known to the public through no fault of Acquiror or Acquiror's Bank or its agents;

               (ii) Any information disclosed in accordance with an order of a court of competent jurisdiction;

               (iii) Any information received from any other person who is not affiliated with a party and who is not under any obligation to keep such information confidential; or

               (iv) Any information reasonably required to be included in any filing or application required by any governmental or regulatory agency, including without limitation Acquiror's application to the Federal Reserve Board, Acquiror's or Company's reports filed with the SEC, and Acquiror's or Company's annual report and proxy statement.

          (c) NO PRESUMPTION. Company and Acquiror each acknowledge that each competes with the other in certain lines of business in a similar market and each agrees that the fact that a party or a party's Affiliates may in the future conduct business with a present customer of the other party shall not, in and of itself, create any presumption or inference that the party or its Affiliates have used confidential information.

          (d) ACQUIROR'S NONPUBLIC INFORMATION. All nonpublic information and documents about Acquiror or Acquiror's Bank to which Company or its agents are provided or given access by Acquiror pursuant to this Agreement shall forever be treated confidentially and shall be treated as the sole property of Acquiror and Acquiror's subsidiaries.

          (e) PROHIBIT INSIDER TRADING. Acquiror and Company each shall take responsible steps to assure that any person who receives nonpublic information concerning the Merger or the other party will
     (i) treat the information confidentially as provided in this Section; and (ii) not directly or indirectly buy or sell, or advise other persons to buy or sell, the other party's stock until such information is properly disclosed to the public.

     5.2 CONDUCT OF BUSINESS BY COMPANY. Company shall operate its business and cause each of Company's Subsidiaries to operate its business in the ordinary course and consistent with past practices. Company will use all reasonable efforts to preserve intact the present business organizations of Company and Company's Subsidiaries and maintain in effect all licenses, permits, and approvals of governmental authorities and agencies necessary for the conduct of its present business. Except as otherwise contemplated by this Agreement or as otherwise consented to or approved by Acquiror in writing, neither Company nor Company's Subsidiaries shall:

          (a)  NO ISSUE OR SALE.    Issue, sell, purchase, or redeem or
     commit to issue, sell, purchase, or redeem any shares of its capital stock other than shares issued pursuant to the exercise of stock options outstanding on the date of this Agreement and the conversion of outstanding restricted shares of Company Common Stock for unrestricted shares pursuant to the Recognition Plan; or grant any options, warrants, or rights to purchase shares of its capital stock; or issue, sell, or authorize the issuance or sale of securities of any kind convertible into or exchangeable for shares of its capital stock; or

          (b) DIVIDEND RESTRICTIONS. Declare, set aside, or pay any dividend or make any distribution in respect of its capital stock in excess of $0.11 per quarter, in cash, from Company to its stockholders. Company's Subsidiaries may pay dividends to Company in amounts sufficient to enable Company to pay its ordinary operating expenses and its accrued liabilities, including (but not limited to) litigation expenses and accounting, legal, printing, investment banking, environmental testing and regulatory application fees, expenses and costs relating to the transactions contemplated by this Agreement.

          (c) CORPORATE DOCUMENTS. Amend its Certificate or Articles of Incorporation (in the case of Company or Non-Bank Subsidiary), Charter (in the case of Bank), or Bylaws, except as may be contemplated by this Agreement;

          (d) OTHER CAPITAL STOCK INTERESTS. Issue or agree to issue any additional shares of its capital stock or issue or create any warrants, obligations, subscriptions, options, convertible security, or other commitments under which additional shares of its capital stock of any class might be directly or indirectly authorized, issued, or transferred from treasury, except in connection with options previously granted under the Incentive Plan;

          (e) COMPENSATION. Make any general or unusual increase in compensation or rate of compensation payable or to become payable to hourly, salaried, or commissioned employees or officers, except for those which are normal, reasonable, and consistent with past practices or as provided for by contracts in existence and contained in the Company Disclosure Statement.

          (f) EMPLOYMENT AGREEMENTS. Enter into any express or implied, written or oral, employment agreement which by its terms cannot be terminated on thirty (30) days' notice or less without penalty;

          (g) EMPLOYEE BENEFITS. Accrue, set aside, or pay to any officer or employee any bonus, profit-sharing, severance, retirement, insurance, death, fringe benefit, or other extraordinary compensation (except pursuant to pension, profit-sharing, bonus, and other fringe benefit plans, agreements, and arrangements presently in effect and in accordance with past practices) nor adopt or amend any employee benefit plan (except that Bank may make amendments to its employee benefit plans as are specifically contemplated by this Agreement);

          (h)  DERIVATIVES.    Commit to purchase, purchase, or otherwise
     acquire any high risk derivative or synthetic mortgage product or enter into any interest rate swap transaction, other than the purchase and sale of collateralized mortgage obligations in the ordinary course of business and consistent with past practices;

          (i) INSIDER LOANS. Make any loan or make any loan commitment, renewal, or extension to any person which would, when aggregated with all outstanding loans, commitments, renewals, or extensions made by Bank to the person and the person's Immediate Family and Affiliates, exceed $250,000; PROVIDED, HOWEVER, that this restriction shall not apply to any renewals or advances on existing lines of credit or the renegotiation or restructuring of any problem or delinquent loan or to the making of any residential mortgage loan made with adjustable rates;

          (j) ACQUISITIONS. Acquire any business entity, except as it relates to a foreclosure or other exercise of creditor's rights in the usual and ordinary course of its business;

          (k) EXTRAORDINARY TRANSACTIONS. Enter into any contract or agreement to buy, sell, exchange, or otherwise deal in any assets or series of assets in a single transaction in excess of $100,000 in aggregate value (including, but not limited to, options or commodities or any tangible real or personal properties of Company or Company's Subsidiaries), except for the origination, purchase, and sale of mortgage loans and loan participations and the purchase and sale of readily marketable investment securities in the ordinary course of business and consistent with past practices, and sales of real estate owned and other repossessed properties or acceptance of a deed in lieu of foreclosure;

          (l) CAPITAL EXPENDITURES. Make any one capital expenditure or any series of related capital expenditures (other than emergency repairs and replacements), the amount or aggregate amount of which (as the case may be) is in excess of $50,000;

          (m) NO BRANCHING. File, withdraw, or fail to renew any applications for additional branches or to relocate operations from existing locations;

          (n) NO EXTRAORDINARY LIABILITIES. Create or incur any liabilities in excess of $50,000, other than liabilities incurred in the ordinary course of business or as contemplated or permitted by or in connection with this Agreement and the consummation of the Merger;

          (o) NO PLEDGES. Create or incur or suffer to exist any mortgage, lien, pledge, security interest, charge, encumbrance, or restriction of any kind against or in respect of any property or right of Company or Company's Subsidiaries securing any obligation in excess of $50,000, except for pledges or security interests given in connection with the acceptance of repurchase agreements or government deposits;

          (p) MATERIAL CONTRACTS. Make or become a party to any contract or commitment in excess of $50,000, or renew, extend, amend, or modify any contract or commitment in excess of $50,000, except in the usual and ordinary course of business or as otherwise contemplated or permitted by this Agreement;

          (q) NO DISCHARGES. Discharge or satisfy any mortgage, lien, charge, or encumbrance other than as a result of the payment of liabilities in accordance with their terms, or except in the ordinary course of business, if the cost to Company or Company's Subsidiaries to discharge or satisfy any mortgage, lien, charge, or encumbrance is in excess of $50,000, unless the discharge or satisfaction is covered by general or specific reserves;

          (r) SATISFACTION OF LIABILITIES. Pay any obligation or liability, absolute or contingent, in excess of $50,000 except liabilities shown on the 1996 Financial Statements or except in the usual and ordinary course of business or in connection with the transactions contemplated by this Agreement;

          (s) CLAIMS AND SETTLEMENTS. Institute, settle, or agree to settle any claim, action, or proceeding involving an expenditure in excess of $50,000 before any court or governmental body;

          (t) REAL ESTATE. Invest in any real estate, except for investments in real estate owned as a result of foreclosure or deed in lieu of foreclosure;

          (u)  ENVIRONMENTAL PRECAUTIONS.   Take title to any real estate,
     as legal or beneficial owner or as trustee, without first obtaining an environmental assessment of the property;

          (v) MATERIAL PURCHASES. Enter into or amend any continuing contract or series of related contracts in excess of $50,000 for the purchase of materials, supplies, equipment, or services which cannot be terminated without cause and without payment of any amount as a penalty, bonus, premium, or other compensation for termination except as contemplated or permitted by this Agreement;

          (w) INSIDER CONTRACTS. Enter into or amend any contract, agreement, or other transaction with any officer, director, or principal shareholder of Company or any Affiliate of the person except as contemplated or permitted by this Agreement;

          (x) POLICIES AND PROCEDURES. Change any basic policies and practices with respect to liquidity management, asset/liability management or interest rate sensitivity, cash flow planning, marketing, deposit origination, lending, budgeting, profit and tax planning, personnel practices, accounting, or any other material aspect of its business or operations, except for any changes which, in the opinion of management of Company, are required to respond to then current market conditions (as to deposit origination and lending only) and requirements of applicable governmental authorities; or

          (y) DEFAULTS. Knowingly default in any material respect under any agreement or understanding to which Company or Company's Subsidiaries are a party, and which, individually or together with other agreements or understandings with respect to which a default exists, would materially adversely affect the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole.

     5.3  REGULATORY MATTERS.

          (a) PROXY STATEMENT. Acquiror and Company will cooperate in the preparation and filing by Company as soon as practicable of the Proxy Statement with the SEC under the 1934 Act to be used by Company for the solicitation of proxies in order to approve this Agreement and the Merger and will use their best efforts to obtain permission from the SEC to mail the Proxy Statement to Company's stockholders as soon as possible following the execution of this Agreement.

          (b) REGULATORY FILINGS. Acquiror and Company will cooperate with each other and use all reasonable efforts to prepare as expeditiously as possible all necessary documentation, to effect all necessary filings, and to obtain at the earliest practicable date all necessary permits, consents, approvals, and authorizations of all third parties and governmental bodies necessary to consummate the transactions contemplated by this Agreement. Acquiror and Company shall each have the right to review and approve in advance all characterizations of the information relating to Acquiror or Company, as the case may be, and any of their respective subsidiaries, which appear in any filing made in connection with the transactions contemplated by this Agreement with any governmental body. This Section shall not, however, obligate Acquiror or Acquiror's Bank to divest all or any part of its current business operations.

          (c) NECESSARY INFORMATION. Acquiror and Company will furnish each other with all information concerning themselves, their subsidiaries, directors, officers, and stockholders and other matters as may be necessary or advisable in connection with the Proxy Statement, or any other statement or application made by or on behalf of Acquiror or Company to any governmental body in connection with the Merger and the other transactions contemplated by this Agreement.

     5.4 STOCKHOLDER APPROVAL. Company will take all steps necessary to duly call, give notice of, convene, and hold the Stockholders' Meeting as soon as practicable after the date of this Agreement. At the Stockholders' Meeting, in the Proxy Statement, and in all proxy materials used in connection with the meeting, the board of directors of Company shall recommend adoption of this Agreement and approval of the Merger by the stockholders; provided, that the recommendation is not inconsistent with the proper exercise of the fiduciary duties of the directors to the stockholders of Company.

     5.5 UPDATED FINANCIAL INFORMATION. As soon as reasonably available, Company shall deliver to Acquiror complete copies of all Quarterly Reports on Form 10-QSB, Current Reports on Form 8-K, Annual Reports on Form 10-KSB, and any amendments of past filings, as and when these reports are filed hereafter with the SEC pursuant to the 1934 Act. The financial statements contained in the reports will be prepared in accordance with generally accepted accounting principles consistently applied (except for changes required by applicable governmental authorities or by generally accepted accounting principles) and will present fairly the consolidated financial condition of Company and the Company's Subsidiaries as of the dates indicated and for the periods then ended.

     5.6 ACQUISITION PROPOSALS. Company shall not, nor shall it authorize or permit any of Company's Subsidiaries, or any of their respective officers, directors, investment bankers, attorneys, representatives, or agents to initiate, solicit, or encourage, directly or indirectly, any inquiries or the making of any proposal with respect to a tender offer, exchange offer, merger, consolidation, sale of shares, sale of assets, or assumption of liabilities not in the ordinary course, or other business combination involving Company or Company's Subsidiaries other than the Merger (an "ACQUISITION PROPOSAL"). Company shall notify Acquiror immediately of the details of any indication of interest from any persons with respect to the foregoing of which any executive officer or director of Company becomes aware. Notwithstanding the foregoing, nothing in this Agreement shall prohibit Company's board of directors from fulfilling their fiduciary duties under Delaware or federal law to the stockholders of Company and it shall not be a breach of this Agreement for Company's board of directors to do so.

     5.7 FURTHER ASSURANCES. Subject to the terms and conditions in this Agreement, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper, or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all necessary action. In addition, each party agrees to notify the other by telephone within forty-eight (48) hours of receipt of any inquiry with respect to a proposed merger, consolidation, asset acquisition, tender offer, or other takeover transaction involving Company and another person or receipt of a request for information from the OTS, FDIC, the United States Department of Justice, or any other governmental authority with respect to a proposed acquisition of Company by another party.

     5.8 EMPLOYMENT AGREEMENTS. On and after the Effective Time, Acquiror and Acquiror's Bank agree to honor and be bound by all employment agreements with Company's or Company's Subsidiaries' senior officers which are contained in the Company Disclosure Statement. Prior to March 25, 1997, Company shall cause Bank to give each senior officer the notice required under Section 2, TERM, of each employment agreement that, subject to the consummation of the Merger, the term of the employment agreement will not be extended for any additional period.

     5.9  TREATMENT OF ESOP.

          (a) ESOP AMENDMENTS. Prior to the Effective Time, the ESOP may be amended to provide for (i) full vesting of benefits by participants; and (ii) elimination of the requirement for a participant to be employed on the last day of the year to receive an employer contribution, other annual additions or allocations, in each case effective as of the Effective Time. Company shall make no other amendments to the ESOP without the prior written consent of Acquiror and shall only make additional contributions to the ESOP at levels consistent with prior practice and applied to the ESOP indebtedness (the "ESOP DEBT").

          (b) WIND-UP OF THE ESOP. Any cash received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Company Common Stock shall be applied by the trustee to the repayment of the ESOP Debt. The balance of the cash, if any, received by the ESOP trustee in the course of the Merger with respect to unallocated shares of Company Common Stock shall be allocated to the accounts of all participants in the ESOP who have accounts remaining under the ESOP (whether or not the participants are then actively employed) and beneficiaries in proportion to the account balances of the participants and beneficiaries as they existed as of the Effective Time (and, if required, to the accounts of former participants or their beneficiaries) as investment earnings of the ESOP, except to the extent that any portion of the balance of the cash received by the ESOP trustee would be subject to the limitations of Section 415 of the Code for that year. Prior to the allocation contemplated by the preceding sentence, the administrative and other authority previously exercised with respect to the ESOP by the board of directors of Company or Company's Subsidiaries shall be exercised solely by a committee appointed by the board of directors of Company and in place under the terms of the ESOP at the Effective Time (the "COMMITTEE"), which authority shall include the authority to appoint and remove trustees of the ESOP. If the ESOP is required to be maintained for a transition period after the Effective Time in order to fully allocate to participants the cash received in the Merger with respect to unallocated shares of Company Common Stock, Acquiror agrees to cause the ESOP to be so continued for a period of up to 24 months after the Effective Time for the benefit of its participants to the extent permitted by ERISA, the Code, and other applicable laws and regulations; provided, however, in such event the ESOP shall be amended, effective as of the Effective Time, to provide that there shall be no new participants in the plan on or after the Effective Time. Upon the making of all allocations in this Agreement, the ESOP shall be terminated and the account balances therein will be distributed to participants or their beneficiaries, with the right of tax-free rollover, to the extent permitted by law, to an individual retirement account or another tax-qualified plan of Acquiror, at the election of the distributee. As a condition to any distributions, Acquiror may secure a favorable determination letter for termination from the IRS relating to that termination and distribution. If a determination letter is secured, all distributions will be made in strict compliance therewith. Notwithstanding the foregoing:
    (i) Company shall be entitled to file with the IRS an application, at any time prior to the Effective Time, for an advance determination letter relating to termination of the ESOP and/or the methodology for allocating proceeds; and (ii) if at the expiration of the full transition period for continued maintenance of the ESOP there remain unallocated proceeds, then Acquiror may take any action it deems appropriate with respect to the ESOP, including (but not limited to) terminating the ESOP and making distributions therefrom or merging the ESOP into another Acquiror tax-qualified plan.

     5.10 CONDUCT OF BUSINESS. Acquiror and Company each covenants not to take any action or fail to take any action which would jeopardize its ability to consummate the transactions contemplated by this Agreement, including obtaining all required regulatory approvals for the Merger and the Bank Consolidation, or which would cause any of its representations and warranties to become untrue prior to the Effective Time.

     5.11 INDEMNIFICATION. Acquiror acknowledges that any and all rights to indemnification now existing in favor of the directors and officers of Company and each of Company's Subsidiaries under their respective certificate of incorporation, charter, articles of incorporation, or bylaws shall survive the Merger and shall continue with respect to acts or omissions occurring before the Effective Time with the same force and effect as prior to the Effective Time.

     5.12 SUBSEQUENT DISCLOSURES. If, subsequent to the date of this Agreement and prior to the Closing Date, an event occurs that renders untrue any representation or warranty of Company made in this Agreement (a "SUBSEQUENT EVENT"), Company shall promptly deliver to Acquiror an amended or supplemental disclosure which will contain a detailed description of the Subsequent Event within five (5) business days after Company learns of the Subsequent Event but in no event later than the third business day prior to the Closing. The submission of an amended or supplemental disclosure, and the existence of the Subsequent Event, shall not constitute a default or breach by Company of any of its representations or warranties under this Agreement; PROVIDED, HOWEVER, that all matters therein disclosed, together with all other events, circumstances, and occurrences may be taken into account by Acquiror in determining whether the condition set forth in Subsection 6.1(b) (NO ADVERSE CHANGE) has been satisfied; and PROVIDED FURTHER, that this Section 5.12 is not intended to permit Company to alter or amend its representations and warranties as made in this Agreement, including any disclosure contained in the Company Disclosure Statement, and any amended or supplemental disclosures provided by Company pursuant to this Section 5.12 shall not cure the inaccuracy of any representation or warranty as of the date of this Agreement for any purpose under this Agreement. Unless waived by the other party in writing, party in breach of a representation or warranty shall use all reasonable efforts to take remedial or preventative action in order that such representations and warranties will be true and complete at the Closing.

     5.13 WARN ACT. Company agrees that, if requested by Acquiror, it shall, on behalf of Acquiror and Acquiror's Bank, issue any notice required under the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT") or any similarly applicable state or local law, in connection with Acquiror's intended closing of one or more of the banking offices of Bank on or after the Effective Time. Each notice shall be given sufficiently in advance of any time of closing of an office so that neither Acquiror nor Bank shall be liable under the WARN Act for any penalty or payment in lieu of notice to any employee or governmental entity. Acquiror and Company shall cooperate in the preparation and giving of any notice and no notice shall be given without the approval of Acquiror.

     5.14 DISSENTING STOCKHOLDERS' APPRAISAL RIGHTS. Acquiror and Company, as applicable, will comply with all applicable notification and other provisions of regulations or statutes relating to Dissenting Shares.

     5.15 DATA PROCESSING AND RELATED CONTRACTS. Until the Effective Time, Company shall advise Acquiror of all anticipated renewals or extensions of existing data processing service agreements, data processing software license agreements, and data processing hardware lease agreements with independent vendors. Company agrees to cooperate with Acquiror in negotiating with those vendors the length of any extension or renewal term of those agreements, which, unless otherwise agreed with Acquiror, shall not exceed one year from the date of renewal. Company agrees to send to each vendor, as and when due, such notices of nonrenewal as may be necessary or appropriate under the terms of the applicable agreements to prevent those agreements from automatically renewing for a term of more than one year from the date of renewal, except as otherwise agreed between Company and Acquiror.

     5.16 ENVIRONMENTAL INVESTIGATION. Acquiror shall be permitted to conduct an environmental assessment of each parcel of Company's Real Properties and, at Acquiror's option: (i) any other real estate formerly owned by Company or Company's Subsidiaries; and (ii) acquired by Company's Subsidiaries in satisfaction of a debt previously contracted. As to each such property:

          (a) PRELIMINARY ENVIRONMENTAL ASSESSMENTS. Acquiror may, at its expense, engage an environmental consultant acceptable to Company to conduct a preliminary ("PHASE I") assessment of the property. Company and Company's Subsidiaries shall provide reasonable assistance, including site access and a knowledgeable contact person, to the consultant for purposes of conducting the Phase I assessments.

          (b) ENVIRONMENTAL RISKS. If there are any facts or conditions identified in a Phase I assessment which, in its discretion, Acquiror believes could potentially pose a current or future risk of a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, then Acquiror shall identify that risk to Company, identify the facts or conditions underlying that risk, and provide Company with a copy of the Phase I assessment for that property (an "ENVIRONMENTAL RISK").

          (c) PHASE II AND III WORK. Acquiror may obtain one or more estimates of the proposed scope of work and cost of any further environmental investigation, remediation, or other follow-up work it reasonably deems necessary or appropriate to assess and, if necessary or appropriate, remediate an Environmental Risk if remediation would be required by applicable law or if a failure to do so could result in a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole ("PHASE II AND III WORK"). Acquiror shall provide copies of those estimates to Company. Acquiror and Company shall cooperate in the review, approval, and implementation of all work plans for Phase II and III Work. All work plans for any Phase II and III Work shall be mutually satisfactory to Acquiror and Company. Mutually agreed upon Phase II and III Work shall be undertaken and completed as quickly as possible and shall be completed prior to the Closing. If the expenses of any Phase II and III Work or proposed work plans or removal or remediation actions would entail a material cost to complete, Acquiror and Company shall discuss a mutually acceptable allocation of that expense or modification to this Agreement.

          (d) ACQUIROR'S TERMINATION RIGHTS. If Acquiror and Company are unable to agree upon a course of action to promptly complete any Phase II and III Work, an acceptable allocation of related expenses, and/or an acceptable modification to this Agreement, then Acquiror may give Company notice of the unacceptable Environmental Risk. Company shall have thirty (30) days following receipt of that notice to cure that Environmental Risk, if possible, to Acquiror's reasonable satisfaction. If not so cured within that thirty (30) days, then Acquiror may terminate this Agreement as provided in Subsection 7.1(b)(v) (ENVIRONMENTAL RISK).

     5.17 TAX RULING. Acquiror shall promptly seek to obtain from the IRS a private letter ruling providing assurance that neither Acquiror nor Company will be required to recapture Bank's pre-1988 bad debt reserves following the Merger and the Bank Consolidation. In lieu of the IRS's private letter ruling, Acquiror may choose to accept an opinion from tax counsel or tax accountants to the same effect.

     5.18 EMPLOYEE AGREEMENTS. Acquiror and Company shall promptly seek to obtain from each employee of Company who, as a result of the change of control of Company in the Merger, would be entitled to any compensation in excess of the limitations prescribed by Section 280G of the Code (an "EXCESS PARACHUTE PAYMENT"), a mutually satisfactory amendment to any employment agreement, severance agreement, stock option agreement, restricted stock agreement, or other compensation agreement to (i) adjust the aggregate amount of compensation due; (ii) extend the time period over which the compensation is payable; (iii) amend other terms and conditions; or (iv) any combination of these changes; all in order to prevent all compensation payable under such agreements from being characterized as an Excess Parachute Payment.


                          ARTICLE VI - CONDITIONS

     6.1 CONDITIONS TO OBLIGATIONS OF ACQUIROR. The obligations of Acquiror to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may, to the extent waivable, be waived by Acquiror:

          (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company contained in this Agreement, as amended or supplemented pursuant to Section 5.12 (SUBSEQUENT DISCLOSURES), shall be true and correct in all material respects when made as of the date of this Agreement and as made again as of the Closing, except as to any representation or warranty which specifically relates to an earlier date; PROVIDED, HOWEVER, that for purposes of satisfying this condition (but not for purposes of determining whether or not a breach has occurred), any representation which contains a knowledge qualification shall be read without that qualification to verify at Closing whether the representation was true and correct on the date of this Agreement. Company shall have performed all agreements and covenants required by this Agreement to be performed by it. At the Closing there shall be delivered to Acquiror a certificate signed by the chief executive and chief financial officers of Company to the foregoing effect.

          (b) NO ADVERSE CHANGE. There shall not have occurred any event, development, or circumstance related to the business, condition (financial or otherwise), capitalization, or properties of Company or Company's Subsidiaries that has had or could reasonably be expected to have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, whether or not the event, development, circumstance, change, or effect is reflected in the Company Disclosure Statement, as amended or supplemented after the date of this Agreement, other than:
     (i) an adverse effect caused solely by a change in laws or regulations or other factors (including, but not limited to, a special SAIF premium assessment or a change in general economic conditions or interest rates, and the "mark to market" implications of those events) affecting the financial condition, net income, business, or operations of thrift or banking institutions generally; or (ii) legal, accounting, and investment bankers' expenses incurred by Company in connection with Company's negotiation of this Agreement and the consummation of the Merger.

          (c) CONSENTS. All consents, approvals, and waivers from governmental agencies (including, without limitation, the Federal Reserve Board, the FDIC, the FIB, and the OTS as required by 12 U.S.C.
     <Section> 1467a(e)(1)), necessary to permit the transactions contemplated by this Agreement shall have been obtained or provided for, all waiting periods prescribed by applicable law or regulation shall have expired, and the United States Department of Justice shall not have taken any adverse action within the period allowed under 12 U.S.C. <Section> 1828(c)(6).

          (d) NO LITIGATION. Neither Acquiror nor Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (e) CONTINUED IRS STATUS. Acquiror shall have received an opinion from Crowe Chizek & Co., L.L.P., independent auditors for Company, in form and substance satisfactory to Acquiror, to the effect that, immediately prior to the Effective Time, the Bank qualifies as a "domestic building and loan association" within the meaning of
     <Section> 7701(a)(19) of the Code.

          (f) OPINION OF COUNSEL. Acquiror shall have received the opinion of Silver, Freedman & Taff, L.L.P., counsel to Company, substantially in the form and content set forth in Exhibit C. Any certificate relied upon by Company's counsel shall also be addressed to Acquiror.

          (g) TAX OPINION. Acquiror shall have received the opinion of Warner Norcross & Judd LLP, counsel to Acquiror, relating to the tax consequences of the transactions contemplated under this Agreement, in form and content reasonably satisfactory to Acquiror.

          (h) CERTIFICATE AS TO OUTSTANDING SHARES. Acquiror shall have received one or more certificates dated as of the Closing date and signed by the secretary of Company on behalf of Company, and by the transfer agent for Company Common Stock, certifying (i) the total number of shares of capital stock of Company issued and outstanding as of the close of business on the day immediately preceding the Closing; and (ii) with respect to the secretary's certification, the number of shares of Company Common Stock, if any, which are issuable on or after that date, all in such form as Acquiror may reasonably request.

          (i) CHANGE OF CONTROL WAIVERS. Acquiror shall have received evidence of the waiver of any material rights and the waiver of the loss of any material rights which may be triggered by the change of control of Company upon consummation of the Merger under any agreements, contracts, mortgages, deeds of trust, leases, commitments, indentures, notes, or other instruments described in the Company Disclosure Statement, the breach of which would cause a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, all in form and substance reasonably satisfactory to Acquiror.

          (j) ENVIRONMENTAL RISK. All investigation and remediation with respect to any Environmental Risk identified during its Phase I assessments and all related Phase II and III Work shall have been substantially completed to Acquiror's reasonable satisfaction, all as provided in Section 5.16 (ENVIRONMENTAL INVESTIGATION).

          (k) EXECUTIVE EMPLOYMENT AND COMPENSATION. Acquiror shall have received definitive statements substantially in the form contained in Exhibit E. Each definitive statement shall be separately signed and acknowledged as being true, correct, and complete by each person.

          (l) TAX RULING. Acquiror shall have received from the IRS a private letter ruling, or a satisfactory opinion from tax counsel or tax accountants, regarding Bank's pre-1988 bad debt reserves as described in Section 5.17 (TAX RULING).

          (m) EMPLOYEE AGREEMENTS. Acquiror and Company shall have received from Company's employees all required amendments to employment agreements, severance agreements, stock option agreements, restricted stock agreements, or other compensation agreements with respect to Excess Parachute Payments as described in Section 5.18 (EMPLOYEE AGREEMENTS).

          (n) OTHER CLOSING TRANSACTION DOCUMENTS. Company shall have delivered to Acquiror at the Closing such other certificates, instruments, and documents as may be reasonably requested by Acquiror prior to the Closing.

     6.2 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligations of Company to consummate the transactions provided for by this Agreement are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which may be waived, to the extent waivable:

          (a) STOCKHOLDER APPROVAL. The affirmative vote of holders of at least a majority of the outstanding shares of Company's Common Stock entitled to vote on the adoption of this Agreement shall have been duly received at the Stockholders' Meeting.

          (b) CONSENTS. All consents, approvals, and waivers from third parties and governmental agencies necessary to permit the transactions contemplated by this Agreement shall have been obtained or provided for, and all waiting periods shall have expired, as provided in Subsection 6.1(c) (CONSENTS).

          (c) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Acquiror contained in this Agreement shall be true and correct in all material respects when made as of the date of this Agreement and as made again as of the Closing, except as to any representation or warranty which specifically relates to an earlier date. Acquiror shall have performed all agreements and covenants required by this Agreement to be performed by it. At the Closing there shall be delivered to Company a certificate signed by the chief executive and chief financial officers of Acquiror to the foregoing effect.

          (d) NO LITIGATION. Neither Acquiror nor Company shall be subject to any order, decree, or injunction of a court or agency of competent jurisdiction which enjoins or prohibits the consummation of the Merger.

          (e) OPINION OF COUNSEL. Company shall have received the opinion of Warner Norcross & Judd LLP, counsel to Acquiror, substantially in the form and content set forth in Exhibit D.

          (f) OTHER CLOSING TRANSACTION DOCUMENTS. Acquiror shall have delivered to Company at the Closing such other certificates, instruments, and documents as may be reasonably requested by Company prior to the Closing.


                         ARTICLE VII - TERMINATION

     7.1 TERMINATION. This Agreement and the Merger may only be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing (notwithstanding that this Agreement has been adopted by Company's stockholders):

          (a) MUTUAL ACTION. By agreement authorized by the boards of directors of Acquiror and Company, or duly authorized committees of the boards; or

          (b) ACQUIROR'S TERMINATION RIGHTS. By the board of directors, or a duly authorized committee of the board, of Acquiror if:

               (i) FAILURE OF CONDITIONS. At any time after the Closing could otherwise be called, there has been a failure by Company to satisfy its conditions precedent set forth in Subsections 6.1 (a) (REPRESENTATIONS AND WARRANTIES), (b) (NO ADVERSE CHANGE), (e) (CONTINUED IRS STATUS), (f) (OPINION OF COUNSEL), (g) (TAX OPINION), (h) (CERTIFICATE AS TO OUTSTANDING SHARES), (i) (CHANGE OF CONTROL WAIVERS), (j) (ENVIRONMENTAL RISK), (k) (EXECUTIVE EMPLOYMENT AND COMPENSATION), (m) (EMPLOYEE AGREEMENTS), or (n) (OTHER CLOSING TRANSACTION DOCUMENTS) which notice has been given in writing by Acquiror and which has not been cured within thirty
          (30) business days of receipt of notice, OR

               (ii) UPSET DATE. The Effective Time has not occurred prior to September 30, 1997, without material fault on the part of Acquiror; OR

               (iii) ACQUISITION PROPOSALS. The board of directors of Company shall have withdrawn, or modified, or changed in a manner adverse to Acquiror, its approval or recommendation of this Agreement or the Merger, or shall have recommended an Acquisition Proposal or offer, or shall have executed an agreement in principle (or similar agreement), or definitive agreement providing for a tender offer or exchange offer for any shares of capital stock of Company, or a merger, consolidation, or other business combination of Company or Bank or a sale of more than 25 percent of the assets of Company or Bank with or to a person or entity other than Acquiror or its affiliates (or the board of directors of Company resolves to do any of the foregoing); or

               (iv) ACQUIRING PERSONS. It shall have been publicly disclosed or Acquiror shall have learned that any person, entity, or "group" (as that term is defined in Section 13(d)(3) of the Exchange Act) (an "ACQUIRING PERSON"), other than Acquiror or its affiliates or any group of which any of them is a member, shall have acquired beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the 1934 Act) of more than 19.9 percent of any class or series of capital stock of Company through the acquisition of stock, the formation of a group or otherwise, or shall have been granted an option, right, or warrant, conditional or otherwise, to acquire beneficial ownership of more than 19.9 percent of any class or series of capital stock of Company; or

               (v) ENVIRONMENTAL RISKS. If Acquiror has given Company notice of an unacceptable Environmental Risk pursuant to
          Section 5.16 (ENVIRONMENTAL INVESTIGATION), and it is not cured within the thirty- (30) day period, or any extension thereof, as provided in Subsection 5.16(d) (ACQUIROR'S TERMINATION RIGHTS).

          (c) COMPANY'S TERMINATION RIGHTS. By the board of directors, or a duly authorized committee of the board, of Company if:

               (i) FAILURE OF CONDITIONS. At any time after the Closing could otherwise be called, there has been a failure by Acquiror to satisfy its conditions precedent set forth in Subsection 6.2
          (c) (REPRESENTATIONS AND WARRANTIES), (e) (OPINION OF COUNSEL), or (f) (OTHER CLOSING TRANSACTION DOCUMENTS) of which notice has been given in writing by Company and which has not been cured within thirty (30) business days of receipt of notice;

               (ii) UPSET DATE. The Effective Time has not occurred prior to September 30, 1997, without material fault on the part of Company; or

               (iii) DELAYED REGULATORY APPROVAL. On or after June 30, 1997, the Effective Time has not occurred and the Federal Reserve Board has not yet approved the Merger.

          (d) RECIPROCAL TERMINATION RIGHTS. By the board of directors, or a duly authorized committee of the board, of either Acquiror or the Company at any time after the date that (i) holders of a majority of the shares of Company Common Stock present, in person or by proxy, at the Stockholder Meeting vote against adoption of this Agreement or expressly abstain from voting; (ii) any governmental consent or approval specified in Subsection 6.1(c) (CONSENTS) is denied by final order; or (iii) either Acquiror or Company is subject to any order, decree, or injunction of a court or agency of competent jurisdiction which permanently enjoins or prohibits the consummation of the Merger.

     7.2  EFFECT OF TERMINATION.

          (a)  NO RELEASE OF LIABILITY.   No termination of this Agreement
     under this Article VII for any reason or in any manner shall release, or be construed as so releasing, either party from its obligations under Subsections 5.1 (b) (CONFIDENTIALITY), (c) (NO PRESUMPTION), (d) (ACQUIROR'S NONPUBLIC INFORMATION), and (e) (PROHIBIT INSIDER TRADING) and Section 8.12 (EXPENSES) or any party hereto from any liability to any other party under this Section 7.2.

          (b) TERMINATION NOTICE. In the event of the termination of this Agreement as provided in Section 7.1 (TERMINATION), notice shall immediately be given to the other party or parties specifying the provision of this Agreement pursuant to which termination is made. After the expiration of any applicable cure period without the grounds for termination being cured, this Agreement shall immediately become null and void, and there shall be no liability on the part of Acquiror or Company except (i) for fraud or for willful and material breach of this Agreement and (ii) as set forth in this Section 7.2 and Section
     8.12 (EXPENSES).

          (c) TERMINATION FEE. If (i) the board of directors of Acquiror shall terminate this Agreement pursuant to Subsection 7.1(b)(iii) (ACQUISITION PROPOSALS), or (ii) the board of directors of Acquiror shall terminate this Agreement pursuant to Subsection 7.1(b)(iv) (ACQUIRING PERSONS) and within one year of termination, the Acquiring Person shall acquire or beneficially own a majority of the then outstanding shares of Company Common Stock or shall have obtained representation of two or more directors on Company's board of directors or shall enter into a definitive agreement with Company with respect to an Acquisition Proposal or similar business combination, then in any case described in clauses (i) or (ii) of this Subsection (each referred to as an "ACQUIROR TRIGGER EVENT"), Company shall pay to Acquiror (not later than two business days after termination of this Agreement) an amount equal to $2,000,000.

          (d) COMPANY BREACH. If the board of directors of Acquiror shall terminate this Agreement pursuant to Subsection 7.1(b)(i) (FAILURE OF CONDITIONS) due to (i) a willful and material breach of any of the representations and warranties of Company set forth in this Agreement; or (ii) a willful and material breach of any material obligation, agreement, or covenant contained in this Agreement by Company (also

     "ACQUIROR TRIGGERING EVENTS"), Company shall pay to Acquiror (not later than two (2) business days after termination of this Agreement) an amount equal to $750,000.

          (e) ACQUIROR'S EXPENSES. In addition to any other amount due, upon the termination of this Agreement due to the occurrence of a Trigger Event, Company agrees that it shall promptly assume and pay, or reimburse Acquiror for, all reasonable fees and expenses incurred, or to be incurred by Acquiror and Acquiror's Bank (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, and financial printers) in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement, in an amount not to exceed $250,000 in the aggregate.

          (f) ACQUIROR BREACH. If the board of directors of Company shall terminate this Agreement pursuant to Subsection 7.1(c)(i) (FAILURE OF CONDITIONS) due to (i) a willful and material breach of any of the representations and warranties of Acquiror set forth in this Agreement; or (ii) a willful and material breach of any material obligation, agreement, or covenant contained in this Agreement by Acquiror (each referred to as a "COMPANY TRIGGERING EVENT"), then in any such event, Acquiror shall pay to Company (not later than two (2) business days after termination of this Agreement) an amount equal to $750,000.

          (g) COMPANY'S EXPENSES. In addition to any other amount due, upon the termination of this Agreement due to the occurrence of a Company Trigger Event or Company's termination of this Agreement pursuant to Subsections 7.1(c)(i) (FAILURE OF CONDITIONS), 7.1(c)(iii) (DELAYED REGULATORY APPROVAL) or 7.1(d)(ii) (RECIPROCAL TERMINATION RIGHTS), Acquiror agrees that it shall promptly assume and pay, or reimburse Company for, all reasonable fees and expenses incurred, or to be incurred by Company and Company's Subsidiaries (including the fees and expenses of legal counsel, accountants, financial advisors, other consultants, and financial printers) in connection with this Agreement, the Merger, and the other transactions contemplated by this Agreement, in an amount not to exceed $250,000 in the aggregate.


                          ARTICLE VIII - GENERAL

     Subject to the terms and conditions of this Agreement, Acquiror and Company further agree as follows:

     8.1 NOTICES. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or sent and received by a fax transmission (if receipt by the intended recipient is confirmed by telephone and if hard copy is delivered by overnight delivery service the next day), a hand delivery, or a nationwide overnight delivery service (all fees prepaid) to the following addresses:

If to Acquiror, addressed to:          With a copy to:

Shoreline Financial Corporation        Gordon R. Lewis, Esq.
Attention:  Mr. Dan L. Smith           Warner Norcross & Judd LLP
823 Riverview Dr.                      900 Old Kent Building
Post Office Box 1248                   111 Lyon Street, N.W.
Benton Harbor, MI 49023-1248           Grand Rapids, Michigan 49503-2487

If to Company, addressed to:           With a copy to:

SJS Bancorp, Inc.                      James S. Fleischer, P.C.
Attention:  Mr. Thomas G. Watson       Silver, Freedman & Taff, L.L.P.
301 State Street                       Seventh Floor East
St. Joseph, MI 49085-1294              1100 New York Avenue, N.W.
                                       Washington, D.C. 20005-3934

or to such other place and with such other copies as either party may designate as to itself by written notice to the others.

     8.2 WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by action taken by the board of directors of a party, a duly authorized committee thereof, or a duly authorized officer of such party. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect such party's right at a later time to enforce the same provision. No waiver by any party of any condition, or of the breach of any term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition, or of the breach of any other term, covenant, representation, or warranty.

     8.3 CHOICE OF LAW. This Agreement shall be governed by, construed, interpreted, and the rights of the parties determined in accordance with the applicable laws of the United States and the State of Michigan; matters of corporate law applicable to Company shall be governed by, construed, and interpreted according to the DGCL and related laws of the State of Delaware.

     8.4 SPECIFIC ENFORCEMENT. The parties each agree that, consistent with the terms and conditions of this Agreement, in the event of a breach by a party to this Agreement, money damages will be inadequate and not susceptible of computation because of the unique nature of Company, Company's Subsidiaries, and the Merger. Therefore, the parties each agree that a federal or state court of competent jurisdiction shall have authority, subject to the rules of law and equity, to specifically enforce the provisions of this Agreement by injunctive order or such other equitable means as may be determined in the court's discretion. In no event shall a party be entitled to a recovery under this Section for damages or expenses recovered under another section of this Agreement.

     8.5 JURISDICTION; VENUE; JURY. Acquiror and Company each agree to the jurisdiction and venue of any state court located in Berrien County, Michigan. Acquiror and Company each hereby waive their right to a trial by jury.

     8.6 ENTIRE AGREEMENT. The Company Disclosure Statement, the Acquiror Disclosure Statement, the updates to such disclosure statements, the exhibits, and the agreements expressly identified in this Agreement are an integral part of this Agreement. This Agreement contains the entire agreement between the parties with respect to the Merger. This Agreement supersedes all prior written and oral arrangements, agreements, or understandings with respect to its subject matter. The parties have not relied upon any written or oral statements or representations other than as stated in this Agreement, the Company Disclosure Statement, the Acquiror Disclosure Statement, or the updates to such disclosure statements. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon Acquiror and Company and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any person other than these parties any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     8.7 HEADINGS, ETC. The article headings and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     8.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, which taken together shall constitute one and the same instrument. Executed counterparts of this Agreement shall be deemed to have been fully delivered and shall become legally binding if and when executed signature pages are received by fax from a party. If so delivered by fax, the parties agree to promptly send original, manually executed copies by nationwide overnight delivery service.

     8.9 AMENDMENT. Subject to applicable law, this Agreement may be amended, modified, or supplemented by, and only by, written agreement of Acquiror and Company, or by the respective officers thereunto duly authorized, at any time prior to the Effective Time.

     8.10 NO ASSIGNMENT. Neither party may assign any of its rights or obligations under this Agreement to any other person.

     8.11 SEVERABILITY. If any term, provision, covenant, or restriction contained in this Agreement is held by a final and unappealable order of a court of competent jurisdiction to be invalid, void, or unenforceable, then the remainder of the terms, provisions, covenants, and restrictions contained in this Agreement shall remain in full force and effect, and shall in no way be affected, impaired, or invalidated unless the effect would be to cause this Agreement to not achieve its essential purposes.

     8.12 EXPENSES. Except as otherwise provided in Section 7.2 (EFFECT OF TERMINATION), the costs and expenses of Acquiror and Company shall be allocated as follows:

          (a) ACQUIROR'S EXPENSES. Acquiror shall bear all fees and expenses of its counsel, accountants, and investment bankers, and all other costs and expenses incurred by it in the review and negotiation of this Agreement and the Bank Consolidation Agreement, the investigation of Company, the preparation and prosecution of its application for regulatory approval, the Phase I assessments, and all costs and expenses of any appeals therefrom. In addition, all filing and application fees to be paid by either party or its subsidiaries to governmental or regulatory authorities in connection with the transactions contemplated by this Agreement shall be borne by Acquiror.

          (b) COMPANY'S EXPENSES. Company or Company's Subsidiaries shall bear all fees and expenses of its counsel, accountants, and investment bankers, the costs of printing and mailing the Proxy Statement for use at the Stockholders' Meeting, and all other costs and expenses incurred by such persons or firms in the preparation of this Agreement, the calling, noticing, and holding of the Stockholders' Meeting and the furnishing of information or other cooperation to Acquiror in connection with the preparation of regulatory applications.

     8.13 PUBLICITY. Until the Effective Time, all announcements, press releases, and other communications with stockholders or employees of Company shall be made only after consultation by the parties as to the content and timing of such communications. Until the Effective Time, any such announcements or communications by Company or Acquiror with third parties or representatives of the press or news media shall be made only with the prior approval of the other party hereto, except as and to the extent reasonably required for a party to comply with disclosure obligations imposed upon that party under applicable securities laws and related rules and regulations, or otherwise required by law.

     8.14 SURVIVAL. The representations and warranties of the parties hereto shall expire at the Effective Time and shall not survive the consummation of the Merger or the Bank Consolidation. All covenants and agreements contemplated to be performed prior to the Effective Time shall expire at the Effective Time and shall not survive the consummation of the Merger or the Bank Consolidation, and all covenants and agreements of Acquiror contemplated to be performed, partially or in full, after the Effective Time, shall survive the Effective Time and the consummation of the transactions contemplated by this Agreement.

     8.15  CALCULATION OF DATES AND DEADLINES.   Unless otherwise
specified, any period of time to be determined under this Agreement shall be deemed to commence at 12:01 a.m. on the first full day after the specified starting date, event, or occurrence. Any deadline, due date, expiration date, or period-end to be calculated under this Agreement shall be deemed to end at 5 p.m. on the last day of the specified period. The time of day shall be determined with reference to the then current local time in Benton Harbor, Michigan.


                [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Acquiror and MergerSub have each caused this Agreement and Plan of Merger to be executed in this counterpart by their respective, duly authorized officers as of the date first above written.


                              SHORELINE FINANCIAL CORPORATION



                              By: /S/ DAN L. SMITH
                                  Dan L. Smith, Chairman of the Board,
                                  President, and Chief Executive Officer


                              SJS ACQUISITION CORPORATION



                              By: /S/ DAN L. SMITH
                                  Dan L. Smith, President


                [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

     IN WITNESS WHEREOF, Company has caused this Agreement and Plan of Merger to be executed in this counterpart by its duly authorized officer as of the date first above written.

                              SJS BANCORP, INC.



                              By: /S/ THOMAS G. WATSON
                                  Thomas G. Watson, President


                [BALANCE OF THIS PAGE INTENTIONALLY BLANK]

                                 EXHIBIT A

                      COMPANY'S DISCLOSURE STATEMENT

                                 EXHIBIT B

                      ACQUIROR'S DISCLOSURE STATEMENT

          This is the Acquiror Disclosure Statement described in Article IV of this Agreement. There are no exceptions to Acquiror's representations or warranties set forth in this Agreement.

                                 EXHIBIT C

               [SILVER, FREEDMAN & TAFF, L.L.P. LETTERHEAD]



                                  [Date]

Shoreline Financial Corporation
823 Riverview Dr.
PO Box 1248
Benton Harbor, Michigan 49023-1248

Gentlemen:

          We are counsel to SJS Bancorp, Inc. ("Company"), in connection with an Agreement and Plan of Merger dated as of November 6, 1996 (the "Agreement"), between the Company, Shoreline Financial Corporation ("Shoreline"), and SJS Acquisition Corporation, a Michigan corporation ("MergerSub"). This opinion is delivered to you pursuant to Section 6.1(f) of the Agreement.

          For purposes of this opinion, we have examined the Agreement; the Company Disclosure Statement, as updated; the certificate of incorporation and bylaws of Company; the charter and bylaws of Bank; resolutions relating to the Agreement adopted by Company's board of directors; and such other documents as we have deemed necessary under the circumstances.

          In making our examination, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. As to various facts material to our opinion, we have relied upon statements or certificates of public officials and officers or representatives of Company and others, true copies of which are attached. We also reviewed such matters of law as we deemed necessary under the circumstances.

          All terms appearing, but not otherwise defined, in this opinion shall have the various meanings defined in the Agreement. As used in this opinion, "knowledge" means the actual knowledge of the lawyer signing this opinion and the actual knowledge of any lawyer who is a partner or employee of our firm who has had active involvement in negotiating the Agreement, preparing the Company Disclosure Statement, preparing documents relating to the Merger, or preparing this opinion.

          Based upon and subject to the foregoing, it is our opinion that:

Shoreline Financial Corporation
[Date]
Page 2
-------------------------------

     1.1  ORGANIZATION, STANDING, AND POWER.

          (a) COMPANY'S ORGANIZATION. Company is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Delaware and is authorized by the OTS to be a savings and loan holding company. Company has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Company nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan.

          (b) BANK'S ORGANIZATION. Bank is duly organized and validly existing as a federally chartered stock savings bank under HOLA and is authorized by the OTS to conduct a savings and loan business. Bank has all requisite corporate power and authority to own, lease, and operate its properties and assets and to carry on its business as presently conducted. Neither the scope of the business of Bank nor the location of any of its properties requires that it be licensed to do business in any jurisdiction other than the State of Michigan.

          (c) NON-BANK SUBSIDIARY'S ORGANIZATION. Non-Bank Subsidiary is duly organized, validly existing, and in good standing as a corporation under the laws of the State of Michigan. Non-Bank Subsidiary is duly qualified or licensed as a foreign corporation in each other state or jurisdiction in which the ownership of property or the conduct of business requires licensing or qualification, except where the failure to be so qualified or licensed would not have a material adverse effect on the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole. Non-Bank Subsidiary has all requisite corporate power and authority to own, lease, and operate its respective properties and assets and to carry on its business as presently conducted. Non-Bank Subsidiary is engaged only in those activities which are permitted by the OTS.

     1.2  CAPITALIZATION.

          (a) COMPANY'S CAPITAL STOCK. The authorized capital stock of Company consists of 4,500,000 shares of Company Common Stock, par value $0.01 per share, of which [917,622] shares are issued and outstanding as of the date of this opinion, and 2,000,000 shares of preferred stock, par value $0.01 per share, none of which is

Shoreline Financial Corporation
[Date]
Page 3
-------------------------------

     outstanding. All of the outstanding shares of Company Common Stock are validly issued, fully paid, and nonassessable. Except for stock options covering [79,509] shares of Common Stock granted pursuant to the Incentive Plan (the "STOCK OPTIONS"), there are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock nor any securities convertible into the stock. Except as described in this Section, Company is not obligated to issue any additional shares of Company's capital stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Company's capital stock or any other securities convertible into Company's capital stock.

          (b) ISSUANCE OF SHARES. After the date of this opinion, the number of issued and outstanding shares of Company Common Stock is not subject to change before the Effective Time.

          (c) VOTING RIGHTS. Other than the shares of Company Common Stock issued and outstanding as of the record date for the Stockholder meeting, neither Company nor any of Company's Subsidiaries have outstanding any security or issue of securities:

               (i) The holder or holders of which have the right to vote on the adoption of the Agreement or approval of the Merger; or

               (ii) Which entitle the holder or holders to consent to, or withhold consent on, the Merger or the Agreement.

          (d) BANK CAPITAL STOCK. The authorized capital stock of Bank consists of 4,500,000 shares of common stock, $0.01 par value each, of which 917,622 shares are issued and outstanding, and 2,000,000 shares of serial preferred stock, none of which is outstanding. All of the outstanding shares of Bank's common stock are validly issued, fully paid, and nonassessable and are owned by Company, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock nor any securities convertible into the stock and Bank is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of Bank's common stock or any other securities convertible into Bank's common stock.

          (e) NON-BANK SUBSIDIARY CAPITAL STOCK. All of the outstanding shares of common stock of Non-Bank Subsidiary are validly issued,

Shoreline Financial Corporation
[Date]
Page 4
-------------------------------

     fully paid, and nonassessable and are owned by Bank, free and clear of all liens and encumbrances. There are no outstanding options, warrants, or other rights in or with respect to the unissued shares of Non-Bank Subsidiary's common stock nor any securities convertible into that stock. Non-Bank Subsidiary is not obligated to issue any additional shares of its common stock or any additional options, warrants, or other rights in or with respect to the unissued shares of its common stock or any other securities convertible into Non-Bank Subsidiary's common stock.

     1.3 AUTHORITY OF COMPANY. The execution, delivery, and performance by Company of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly and validly authorized by all necessary corporate action on the part of Company. The Agreement is a valid and binding obligation of Company, enforceable in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

     1.4 NO VIOLATION. Neither the execution, delivery, and performance by Company of the Agreement, the consummation of the transactions contemplated in the Agreement, nor compliance by Company with any of the provisions of the Agreement, will:

          (a) CORPORATE DOCUMENTS. Conflict with or result in a breach of any provision of its certificate of incorporation or bylaws;

          (b) MATERIAL CONTRACTS. Constitute a breach of or result in a default, or give rise to any rights of termination, cancellation, or acceleration, or any right to acquire any securities (other than the options currently outstanding under the Incentive Plan and shares of Company Common Stock currently outstanding but subject to restrictions under the Recognition Plan) or assets, under any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, franchise, license, permit, agreement, or other instrument or obligation, known to us, to which Company or Company's Subsidiaries are a party, or by which Company or Company's Subsidiaries or any of their respective properties or assets are bound, if in any of those circumstances the event could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair Company's ability to perform its obligations under the Agreement; or

Shoreline Financial Corporation
[Date]
Page 5
-------------------------------

          (c) ORDERS AND INJUNCTIONS. Violate any order, writ, injunction, decree, statute, rule, or regulation, known to us, applicable to Company or Company's Subsidiaries or any of their respective properties or assets.

     1.5 NO CONSENT. No consent of, approval of, notice to, or filing with any governmental authority having jurisdiction over any aspect of the business or assets of Company or Company's Subsidiaries, and no consent of, approval of, or notice to or filing with any other person is required in connection with the execution, delivery, and performance by Company of the Agreement or the consummation by Company of the transactions contemplated by the Agreement, except as has already been obtained.

     1.6  LITIGATION.  To our knowledge:

          (a) MATERIAL CLAIMS. Except as disclosed in the Company Disclosure Statement, as updated, there is no private or governmental suit, claim, action, or proceeding (arbitral or otherwise) pending or threatened against Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries involving a monetary claim in excess of $10,000 or a demand for equitable relief, or against any of their directors or officers relating to the performance of their duties in those capacities.

          (b) NO INJUNCTIONS. There are no material judgments, decrees, stipulations, or orders against Company or Company's Subsidiaries enjoining them or any of their directors or officers in respect of, or the effect of which is to prohibit, any business practice or the acquisition of any property or the conduct of business in any area.

          (c) ACTIONS PREVIOUSLY DISCLOSED. Except as described in the Company Disclosure Statement, as updated, there is no litigation to which Company, Bank, or any of their directors or officers are a party and which names Company, any of Company's Subsidiaries, or any person who may be entitled to indemnification by Company or Company's Subsidiaries as a defendant or cross-defendant and prays for damages or any other remedy or remedies that, if sustained, could have consequences materially adverse to the financial condition, net income, business, or operations of Company and Company's Subsidiaries, taken as a whole, or impair the ability of Company to perform its obligations under the Agreement or the ability of Bank to perform its obligations under the Bank Consolidation Agreement.

Shoreline Financial Corporation
[Date]
Page 6
-------------------------------

          This opinion has been furnished to you in accordance with the Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on laws, rules, and regulations in effect as of the date of this opinion. As and to the extent that Michigan law applies, we have relied, with your permission, upon counsel licensed to practice law in Michigan. We express no opinion as to laws, rules, and regulations other than these. This opinion is limited to those matters expressly stated and no opinion should be inferred or implied beyond such matters.


                              Very truly yours,

                              SILVER, FREEDMAN & TAFF, L.L.P.



                              By ____________________________________
                                              , a Partner

                                 EXHIBIT D

                  [WARNER NORCROSS & JUDD LLP LETTERHEAD]



                                  [Date]

SJS Bancorp, Inc.
301 State Street
St. Joseph, MI 49085-1294

Gentlemen:

          We are general counsel to Shoreline Financial Corporation ("Acquiror") and SJS Acquisition Corporation, a Michigan corporation ("MergerSub"), and have served as their counsel in connection with an Agreement and Plan of Merger dated as of November 6, 1996 (the
"Agreement"), between SJS Bancorp, Inc. ("Company"), Acquiror, and MergerSub. This opinion is delivered to you pursuant to Section 6.2(e) of the Agreement.

          For purposes of rendering this opinion, we have examined the Agreement; the Acquiror Disclosure Statement, as updated; the articles of incorporation and bylaws of Acquiror and MergerSub, respectively; resolutions relating to the Agreement adopted by the boards of directors and board committees of Acquiror and MergerSub, and such other documents as we have deemed necessary under the circumstances.

          In making our examination, we have assumed the genuineness of signatures on original documents and the conformity to original documents of all copies submitted to us as facsimile, photostatic or conformed copies. As to various facts material to our opinion, we have relied upon statements or certificates of public officials and officers or representatives of Acquiror and MergerSub, true copies of which are attached. We also reviewed such matters of law as we deemed necessary under the circumstances.

          All terms appearing, but not otherwise defined, in this opinion shall have the various meanings defined in the Agreement. As used in this opinion, "knowledge" means the actual knowledge of the lawyer signing this opinion and the actual knowledge of any lawyer who is a partner or employee of our firm who has had active involvement in negotiating the Agreement, preparing the Acquiror Disclosure Statement, preparing documents relating to the Merger, or preparing this opinion.

          Based upon and subject to the foregoing, we are of the opinion that:

SJS Bancorp, Inc.
[Date]
Page 2
-------------------------------

     1.1 ORGANIZATION AND QUALIFICATION. Acquiror and MergerSub are corporations duly organized, validly existing, and in good standing under the laws of the State of Michigan. Acquiror's Bank is a Michigan banking corporation duly organized, validly existing, and in good standing under the Banking Code.

     1.2 AUTHORITY RELATIVE TO THE AGREEMENT. Acquiror and MergerSub each have full corporate power and authority to execute, deliver, and perform the Agreement and to consummate the transaction contemplated by the Agreement. The execution, delivery, and performance of the Agreement and the consummation of the transactions contemplated by the Agreement have been duly authorized and approved by the boards of directors of Acquiror and MergerSub. No other corporate proceedings on the part of Acquiror or MergerSub are necessary to authorize the Agreement or to consummate the transactions contemplated by the Agreement. The Agreement has been duly and validly executed and delivered by Acquiror and MergerSub and constitutes the valid and binding agreement of Acquiror and MergerSub, enforceable against either of them in accordance with its terms, except insofar as the enforceability may be limited by applicable bankruptcy, insolvency, receivership, and other laws affecting the rights of creditors generally.

     1.3 NO CONFLICT OR VIOLATION. Neither the execution nor delivery of the Agreement nor the consummation by Acquiror and MergerSub of the transactions contemplated by the Agreement nor the compliance with and fulfillment of the terms and provisions of the Agreement by Acquiror and MergerSub will conflict with, or result in a breach of, any term, condition, or provision of, or constitute a default under:

          (a) CORPORATE DOCUMENTS. The articles of incorporation or bylaws of Acquiror or MergerSub, respectively;

          (b) MATERIAL AGREEMENTS. Any material agreement or instrument, known to us, to which Acquiror or Acquiror's Bank is a party or by which either of them is bound; or

          (c) ORDERS; LIENS. Any material order, judgment, or decree, known to us, to which Acquiror or Acquiror's Bank is subject, or result in the creation of any material lien, charge, or encumbrance on any of their respective properties.

     1.4 LITIGATION. To our knowledge, there is no private or governmental suit, claim, action, or proceeding pending or threatened, or

SJS Bancorp, Inc.
[Date]
Page 3
-------------------------------

which reasonably should be expected to be commenced, against Acquiror, its subsidiaries or against any of their directors or officers that would impair the ability of Acquiror to perform its obligations under the Agreement.

          This opinion has been furnished to you in accordance with the Agreement and may not be relied upon by any other person or for any other purpose. This opinion is based on laws, rules, and regulations in effect as of the date of this opinion. We express no opinion as to laws, rules, and regulations other than these. This opinion is limited to those matters expressly stated and no opinion should be inferred or implied beyond such matters.


                              Very truly yours,

                              WARNER NORCROSS & JUDD LLP



                              By___________________________________
                                             , a Partner

                                 EXHIBIT E

                  FORM OF DEFINITIVE EMPLOYMENT STATEMENT

                    DEFINITIVE STATEMENT OF EMPLOYMENT

          I am presently employed by the employer(s) named below in the capacity indicated. Except as stated below, I have no oral or written agreement, contract, appointment, engagement, relationship, or claim relating to my employment as a director, officer, employee, independent contractor, representative, agent, or otherwise (collectively, my "Employment") with SJS BANCORP, INC., or any bank, company, or business that controls, is controlled by, or is under common control with SJS BANCORP, INC., (collectively, my "Employer"). Except as stated below, my employment relationship with my Employer is "at will," meaning either I or my Employer may terminate my Employment at any time with or without cause. If there is any written agreement or contract pertaining to my Employment, it is attached to this form.

          The total amount of my compensation for last year as reported to me by my Employer on IRS Form W-2 is stated below. My current employment-related benefits (e.g., health, disability, and life insurance; bonus and profit sharing; deferred income; retirement; automobile; clubs; and other perquisites) are each listed below (IDENTIFY BUT DO NOT ATTACH PLANS). There are no other benefits, during or after my employment, except as described below.

                                              LAST YEAR'S W-2                      WRITTEN CON-
NAME OF EMPLOYER    CAPACITY(IES) AND TERMS   COMPENSATION     CURRENT BENEFITS    TRACT?
                                                                                   (mark yes or no)
1.                                                             See Note 1 below    No

                                                                                   Yes, attached


2.                                                             See Note 2 below    No

                                                                                   Yes, attached


3.                                                             See Note 3 below    No

                                                                                   Yes, attached

NOTES 1 - 3 (ATTACH PAGES AS NECESSARY):  MY CURRENT EMPLOYMENT BENEFITS
ARE:

1. - 3.

          This statement is given to and may be relied upon by SHORELINE FINANCIAL CORPORATION and by my Employer. This statement of my Employment is true, correct, and complete in all respects. This statement is made as of ___________________________________, 19____. I will promptly advise you of any material changes in this information.

                                        ___________________________________
                                        Print or Type Name


                                        ___________________________________
                                        Signature